                                                                     EXHIBIT 2.1












================================================================================

                          AGREEMENT AND PLAN OF MERGER


                                     among:

                            APPLIED MATERIALS, INC.,
                             a Delaware corporation;


                             BLUE ACQUISITION, INC.,
                             a Colorado corporation;


                                       and


                           APPLIED FILMS CORPORATION,
                             a Colorado corporation



                           ---------------------------

                             Dated as of May 4, 2006

                           ---------------------------

================================================================================




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                                TABLE OF CONTENTS

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


                                                                                                               PAGE

SECTION 1.            DESCRIPTION OF TRANSACTION.................................................................1

         1.1      Merger of Merger Sub into the Company..........................................................1

         1.2      Effect of the Merger...........................................................................1

         1.3      Closing; Effective Time........................................................................1

         1.4      Articles of Incorporation and Bylaws; Directors and Officers...................................2

         1.5      Effect on Capital Stock........................................................................2

         1.6      Closing of the Company's Transfer Books........................................................3

         1.7      Exchange of Certificates.......................................................................3

         1.8      Dissenting Shares..............................................................................5

         1.9      Further Action.................................................................................5

SECTION 2.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................5

         2.1      Subsidiaries; Due Organization; Qualification to do Business...................................6

         2.2      Articles of Incorporation and Bylaws...........................................................6

         2.3      Capitalization; Rights to Acquire Stock........................................................7

         2.4      SEC Filings; Financial Statements..............................................................9

         2.5      Absence of Changes............................................................................11

         2.6      Title to Assets...............................................................................12

         2.7      Real Property; Equipment; Real Property Leases................................................13

         2.8      Intellectual Property.........................................................................14

         2.9      Contracts.....................................................................................18

         2.10     Customers; Company Products; Services.........................................................21

         2.11     Liabilities...................................................................................22

         2.12     Compliance with Legal Requirements; Certain Business Practices................................23

         2.13     Governmental Authorizations...................................................................23

         2.14     Tax Matters...................................................................................24

         2.15     Employee and Labor Matters; Benefit Plans.....................................................26

         2.16     Environmental Matters.........................................................................32

         2.17     Insurance.....................................................................................33

         2.18     Transactions with Affiliates..................................................................34

         2.19     Legal Proceedings; Orders.....................................................................34

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                                       i.


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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

                                                                                                               PAGE

         2.20     Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement.............34

         2.21     Vote Required.................................................................................35

         2.22     Non-Contravention; Consents...................................................................35

         2.23     Fairness Opinion..............................................................................36

         2.24     Financial Advisor.............................................................................36

         2.25     Full Disclosure...............................................................................36

SECTION 3.            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................37

         3.1      Due Organization; Etc.........................................................................37

         3.2      Authority.....................................................................................37

         3.3      Binding Nature of Agreement...................................................................37

         3.4      No Vote Required..............................................................................37

         3.5      Financing.....................................................................................37

         3.6      Disclosure....................................................................................37

SECTION 4.            CERTAIN COVENANTS OF THE COMPANY..........................................................38

         4.1      Access and Investigation......................................................................38

         4.2      Operation of the Company's Business...........................................................39

         4.3      No Solicitation...............................................................................42

SECTION 5.            ADDITIONAL COVENANTS OF THE PARTIES.......................................................44

         5.1      Proxy Statement...............................................................................44

         5.2      Company Shareholders' Meeting.................................................................45

         5.3      Stock Options, Stock Awards and Company ESPP..................................................46

         5.4      Employee Matters..............................................................................49

         5.5      Indemnification of Officers and Directors.....................................................50

         5.6      Regulatory Approvals; Additional Agreements...................................................50

         5.7      Disclosure....................................................................................52

         5.8      Resignation of Directors......................................................................52

         5.9      Internal Controls.............................................................................52

         5.10     Parent Approval...............................................................................52

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                                       ii

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                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE

SECTION 6.            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB..............................52

         6.1      Accuracy of Representations...................................................................52

         6.2      Performance of Covenants......................................................................53

         6.3      Antitrust Approvals...........................................................................53

         6.4      Shareholder Approval..........................................................................53

         6.5      Certificate...................................................................................53

         6.6      No Company Material Adverse Effect............................................................54

         6.7      No Restraints.................................................................................54

         6.8      No Governmental Litigation....................................................................54

         6.9      No Other Litigation...........................................................................54

         6.10     Sarbanes-Oxley Certifications.................................................................55

SECTION 7.            CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.........................................55

         7.1      Accuracy of Representations...................................................................55

         7.2      Performance of Covenants......................................................................55

         7.3      Shareholder Approval..........................................................................55

         7.4      Certificate...................................................................................55

         7.5      Antitrust Approval............................................................................55

         7.6      No Restraints.................................................................................56

         7.7      No Governmental Litigation....................................................................56

SECTION 8.            TERMINATION...............................................................................56

         8.1      Termination...................................................................................56

         8.2      Effect of Termination.........................................................................59

         8.3      Expenses; Termination Fees....................................................................59

SECTION 9.            MISCELLANEOUS PROVISIONS..................................................................61

         9.1      Amendment.....................................................................................61

         9.2      Waiver........................................................................................61

         9.3      No Survival of Representations and Warranties.................................................61

         9.4      Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery.................61

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                                      iii

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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

                                                                                                               PAGE

         9.5      Applicable Law; Jurisdiction..................................................................62

         9.6      Disclosure Schedule...........................................................................62

         9.7      Attorneys' Fees...............................................................................62

         9.8      Assignability; No Third Party Rights .........................................................62

         9.9      Notices.......................................................................................62

         9.10     Cooperation...................................................................................63

         9.11     Severability..................................................................................63

         9.12     Construction..................................................................................64


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of May 4, 2006, by and among APPLIED MATERIALS, INC., a Delaware corporation ("Parent"), BLUE ACQUISITION, INC., a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and APPLIED FILMS CORPORATION, a Colorado corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement, the CBCA and the CCAA (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

     B. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement, the Merger and the Contemplated Transactions.

                                    AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

     SECTION 1. DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CBCA and the CCAA.

         1.3 CLOSING; EFFECTIVE TIME. The closing of the Merger and the consummation of those transactions contemplated by this Agreement that are to be consummated at the time of the Merger (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, on a date to be designated by Parent (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.5 and 7.4, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The Merger shall become effective at the time of the filing of a statement of merger with the Secretary of State of the State of Colorado in accordance with the CBCA and the CCAA or at such later time as may be specified in such statement of merger with the consent of Parent (the time as of which the Merger becomes effective being referred to as the "Effective Time").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

                  (A) the Articles of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time in a form acceptable to Parent;

                  (B) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

                  (C) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

         1.5 EFFECT ON CAPITAL STOCK.

                  (A) At the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                           (i) any shares of Company Common Stock held by the Company or any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                           (ii) any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                           (iii) except as provided in clauses "(i)" and "(ii)" above, and subject to Section 1.5(b), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $28.50 in cash, without any interest thereon (the "Merger Consideration");

                           (iv) all Company Options and Company Stock Awards shall be treated in accordance with Section 5.3; and

                           (v) each share of common stock, without par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  (B) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during such period, or a record date with respect to any such event shall occur during such period, then the Merger Consideration shall be adjusted to the extent appropriate.
                                       2

                  (C) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or obligation, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company or under which the Company has any rights, then the Merger Consideration payable in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option or obligation, risk of forfeiture or other condition and need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates. Without limiting the generality of the foregoing, the Merger Consideration payable in exchange for the shares of Company Common Stock subject to those certain Pledge Agreements as set forth in Part 1.5(c) of the Company Disclosure Schedule shall become subject to the terms of such Pledge Agreements as of the Effective Time. Prior to the Effective Time, the Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

         1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, other than the right of the holders of shares of Company Common Stock to receive the Merger Consideration set forth herein; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Certificate") is presented to the Paying Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

         1.7 EXCHANGE OF CERTIFICATES.

                  (A) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as the paying agent in connection with the Merger (the "Paying Agent"). Prior to or at the Closing, Parent shall deposit with the Paying Agent, in trust for the benefit of the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time, cash in an amount equal to the aggregate consideration payable pursuant to
Section 1.5(a)(iii). The cash amount so deposited with the Paying Agent is referred to as the "Payment Fund."

                  (B) As soon as practicable following the Effective Time, the Paying Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of Company Stock

Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration multiplied by the number of shares of Company Common Stock represented by the Company Stock Certificate; and (B) the Company Stock Certificate so surrendered shall be canceled. If any cash is to be paid to a Person other than the record holder of a Company Stock Certificate, it shall be a condition of such payment that the Company Stock Certificate so surrendered shall be properly endorsed (with such signature guarantees as may be required by the letter of transmittal) or otherwise in proper form for transfer, and that the Person requesting payment shall: (1) pay to the Paying Agent any transfer or other Taxes required by reason of such payment to a Person other than the record holder of the Company Stock Certificate surrendered; or (2) establish to the satisfaction of Parent that such Tax has been paid or is not required to be paid. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive cash in an amount equal to the Merger Consideration multiplied by the number of shares of Company Common Stock represented by such Company Stock Certificate, without interest thereon. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any Merger Consideration, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond, in such sum as Parent may reasonably direct, as indemnity against any claim that may be made against the Paying Agent, Parent, the Surviving Corporation or any affiliated party with respect to such Company Stock Certificate.

                  (C) Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Closing Date shall be delivered by the Paying Agent to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration, without any interest thereon.

                  (D) Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock such amounts as Parent determines in good faith may be required to be deducted or withheld therefrom under the Code, or under any provision of state, local or non-U.S. Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (E) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of shares of Company Common Stock or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or other Legal Requirement.

         1.8 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and which is held by a shareholder who is entitled to exercise, and who has made a demand for, dissenters' rights in accordance with Article 113 of the CBCA (such share being a "Dissenting Share," and such shareholder being a "Dissenting Shareholder") shall not be converted into the right to receive the Merger Consideration, but rather shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Share pursuant to the CBCA. If any Dissenting Shareholder fails to perfect such shareholder's dissenters' rights under the CBCA or effectively withdraws or otherwise loses such rights with respect to any Dissenting Shares, then as of the later of the Effective Time or the date of loss of such rights, such Dissenting Shares shall automatically be converted into the right to receive the Merger Consideration, without interest thereon, upon surrender of the Company Stock Certificate representing such Dissenting Shares. The Company shall give Parent: (a) prompt notice of any demand for payment of the fair value of any shares of Company Common Stock or any attempted withdrawal of any such demand for payment and any other instrument served pursuant to the CBCA and received by the Company relating to any shareholder's dissenters' rights; and (b) the opportunity to participate in all negotiations and proceedings with respect to any such demands for payment under the CBCA. The Company shall not make any payment with respect to, or settle or make an offer to settle, any such demand for payment at any time prior to the Effective Time, unless the Company shall have first obtained Parent's consent.

         1.9 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub as follows (it being understood that: (i) each representation and warranty contained in this
Section 2 is subject to the exceptions and disclosures set forth in the Company Disclosure Schedule; (ii) disclosure anywhere in the Company Disclosure Schedule shall constitute an exception or qualification to each of the representations and warranties of the Company if the disclosure contains sufficient detail to enable a reasonable person to recognize the relevance of such disclosure to the other representations and warranties; (iii) a representation that a document or material required to be delivered or otherwise provided to Parent shall be deemed satisfied if such document or material was made available to Parent in the Intralinks online due diligence data room for the Contemplated Transactions by 11:59 p.m. on May 1, 2006 (California Time); and (iv) the mere inclusion of an item in the Company Disclosure Schedule shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have a Company Material Adverse Effect):

         2.1 SUBSIDIARIES; DUE ORGANIZATION; QUALIFICATION TO DO BUSINESS.

                  (A) The Company has no Subsidiaries, except for the Entities identified in Exhibit 21.1 of the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2005 or in Part 2.1(a) of the Company Disclosure Schedule (the "Company Subsidiaries"). Except for marketable securities held in the Company's investment portfolio consistent with the Company's past practices of cash management, neither the Company nor any of the Company Subsidiaries owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Company Subsidiaries. Except as set forth in Part 2.1(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

                  (B) Each of the Company and the Company Subsidiaries is a corporation or other Entity duly organized, validly existing and, in jurisdictions that recognize the concept, in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to:
(i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Contracts by which it is bound.

                  (C) Each of the Company and the Company Subsidiaries is qualified to do business as a foreign corporation or other Entity, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have or result in a Company Material Adverse Effect.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of the articles of incorporation and bylaws of the Company and the charter and other organizational documents of each of the other Acquired Corporations, including all amendments thereto, in each case except to the extent that such documents are filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2005. The Company has delivered to Parent accurate and complete copies of: (a) the charters of all committees of the Company's board of directors; and (b) any code of conduct, investment policy, whistleblower policy, disclosure committee policy or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations, except to the extent that such documents are filed as part of the Company's definitive proxy statement filed with the SEC on September 30, 2005.

         2.3 CAPITALIZATION; RIGHTS TO ACQUIRE STOCK.

                  (A) The authorized capital stock of the Company consists of:
(i) 40,000,000 shares of Company Common Stock, without par value, of which 15,708,938 shares have been issued and are outstanding as of the date preceding the date of this Agreement; and (ii) 1,000,000 shares of Preferred Stock, without par value, of which no shares are outstanding. No shares of Company Common Stock have been issued from the date preceding the date of this Agreement to the date of this Agreement, except pursuant to the exercise of Company Options in the ordinary course of business consistent with past practices. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the Acquired Corporations holds any shares of Company Common Stock or any rights to acquire shares of Company Common Stock. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of any of the Acquired Corporations. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule, none of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding capital stock of the Company or other securities.

                  (B) As of the date of this Agreement, 2,214,272 shares of Company Common Stock were subject to issuance pursuant to Company Options granted and outstanding under the Company Option Plans, and 12,250 shares of Company Common Stock were subject to issuance pursuant to Company Stock Awards granted and outstanding under the Company Option Plans. As of the date of this
Agreement: (A) there is no participant in the Company's Employee Stock Purchase Plan (the "Company ESPP") and there is no ongoing offering or purchase period; and (B) 973,984 shares of Company Common Stock are reserved for future issuance pursuant to stock options not yet granted under the Company Option Plans. Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this
Agreement: (1) the particular Company Option Plan (if any) pursuant to which such Company Option was granted; (2) the name of the optionee; (3) the number of shares of Company Common Stock subject to such Company Option; (4) the exercise price of such Company Option; (5) the date on which such Company Option was granted; (6) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable; (7) the date on which such Company Option expires; (8) whether such Company Option is an "incentive stock option" (as defined in the Code) or a non-qualified stock option; and (9) whether the vesting of such Company Option would be accelerated, in whole or in part, as a result of the Merger or any of the other Contemplated Transactions, alone or in combination with any termination of employment or other event. Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Award outstanding as of the date of this
Agreement: (1) the particular Company Option Plan (if any) pursuant to which such Company Stock Award was granted; (2) the number of shares of Company Common Stock subject to such Company Stock Award; (3) the consideration, if any, to be paid upon the issuance of shares of Company Common Stock subject to such Company Stock Award; (4) the date on which such Company Stock Award was granted; (5) the applicable vesting schedule, and the extent to which such Company Stock Award is vested; (6) the date on which such Company Stock Award expires; and (7) whether the vesting of such Company Stock Award would be accelerated, in whole or in part, as a result of the Merger or any of the other Contemplated Transactions, alone or in combination with any termination of employment or other event. Each outstanding share of Company Common Stock that is or was subject to a repurchase right in favor of the Company is fully vested as of the date of this Agreement. The Company has delivered to Parent accurate and complete copies of: (v) each Company Option Plan; (w) each other stock option plan pursuant to which any of the Acquired Corporations has ever granted stock options to the extent that any options remain outstanding thereunder; (x) each stock option plan under which any Entity has granted stock options that were ever assumed by any of the Acquired Corporations to the extent that any options remain outstanding thereunder; (y) the forms of all stock option agreements evidencing options to purchase stock of any of the Acquired Corporations; and
(z) the form of all stock award agreements evidencing awards to purchase stock of any of the Acquired Corporations. All Company Options and Company Stock Awards are evidenced by stock option agreements or stock award agreements, as applicable, in each case substantially identical to the forms delivered to Parent, and no stock option agreement or stock award agreement contains terms that are inconsistent with, or in addition to, the terms contained in such forms.

                  (C) Each Company Option intended to qualify as an "incentive Jstock option" under the Code so qualifies and the exercise price of each such Company Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option. As of and after the date of this Agreement, there are (and will be) no payroll deductions under, or shares issued pursuant to, the Company ESPP. Each Company Option and each Company Stock Award may be treated in accordance with Section
5.3 without the consent of the holder of such Company Option or Company Stock Award. No holder of any Company Option or any Company Stock Award is entitled to any treatment of such Company Option or Company Stock Award, as applicable, other than as provided in Section 5.3.

                  (D) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that could reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of the capital stock or other securities of any of the Acquired Corporations.

                  (E) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding Company Stock Awards and all outstanding shares of the capital stock and other securities of the Acquired Corporations have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

                  (F) All of the outstanding shares of the capital stock or other equity interests of each of the Company Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company or by a Company Subsidiary, free and clear of any Encumbrances. There are no bonds, debentures, notes or other indebtedness of the Company issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which shareholders of the Company may vote.

         2.4 SEC FILINGS; FINANCIAL STATEMENTS.

                  (A) The Company has delivered (or made available via the SEC EDGAR database) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents, and all Company Certifications (as defined below in this Section), filed or furnished by the Company with or to the SEC since July 2, 2005, including all amendments thereto (collectively, the "Company SEC Documents"). Except as set forth in Part 2.4(a) of the Company Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed or furnished by the Company or its officers with or to the SEC have been so filed or furnished on a timely basis. None of the Company Subsidiaries is required to file or furnish any documents with or to the SEC. As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Company SEC Documents required by: (A) the SEC's Order dated June 27, 2002 pursuant to
Section 21(a)(1) of the Exchange Act (File No. 4-460); (B) Rule 13a-14 or 15d-14 under the Exchange Act; or (C) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) (collectively, the "Company Certifications") is accurate and complete, and complied as to form and content with all applicable Legal Requirements.

                  (B) The Acquired Corporations maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the Acquired Corporations required to be disclosed by the Company in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company has delivered to Parent accurate and complete copies of all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. The Company is, and has at all times been, in compliance with the applicable listing and other rules and regulations of the NASDAQ National Market and has not received any notice from the NASDAQ National Market asserting any non-compliance with any of such rules and regulations.

                  (C) Except as set forth in Part 2.4(c) of the Company Disclosure Schedule, the consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents, and the unaudited consolidated financial statements as of April 1, 2006 attached to Part 2.4(c) of the Company Disclosure Schedule: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, except to the extent subsequently modified or restated in any Company SEC Documents filed or furnished prior to the date of this Agreement; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.

                  (D) To the Knowledge of the Company, the Company's auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) performed by the Company's auditors for the Acquired Corporations were approved as required by Section 202 of the Sarbanes-Oxley Act.

                  (E) The Acquired Corporations maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Without limiting the generality of the foregoing, except as set forth in Part 2.4(e) of the Company Disclosure Schedule, there are no significant deficiencies or material weaknesses in the design or operation of the Acquired Corporations' internal controls over financial reporting that could reasonably be expected to adversely affect the ability of the Acquired Corporations to record, process, summarize and report financial information. The Company has delivered to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

                  (F) Part 2.4(f) of the Company Disclosure Schedule lists, and the Company has delivered to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act) currently in effect or effected by any of the Acquired Corporations since January 1, 2002.

         2.5 ABSENCE OF CHANGES. Between January 1, 2006 and the date of this Agreement, except as set forth in Part 2.5 of the Company Disclosure Schedule:

                  (A) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect;

                  (B) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the Acquired Corporations (whether or not covered by insurance);

                  (C) none of the Acquired Corporations has: (i) except as set forth in Part 2.5(c) of the Company Disclosure Schedule, declared, accrued, set aside or paid any dividend or made any other distribution in respect of any capital stock or other securities, other than intercompany dividends and distributions in the ordinary course of business consistent with past practices; or (ii) repurchased, redeemed or otherwise reacquired any capital stock or other securities;

                  (D) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for shares of Company Common Stock issued upon the valid exercise of outstanding Company Options); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Company Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (E) the Company has not amended or waived any of its rights or obligations under, or permitted the acceleration of vesting under: (i) any provision of any of the Company Option Plans; (ii) any provision of any Contract evidencing any outstanding Company Option or Company Stock Award; (iii) any restricted stock agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

                  (F) none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares or similar transaction;

                  (G) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations between January 1, 2006 and the date of this Agreement, exceeds $6,500,000 in the aggregate;

                  (H) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, other than in amounts consistent with the Company's historical practices generally;

                  (I) none of the Acquired Corporations has: (i) lent money to any Person (other than routine travel advances made to employees in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money except to secure bonds or letters of credit to support customer deposits in the ordinary course of business consistent with past practices;

                  (J) none of the Acquired Corporations has materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any of its directors or officers or generally to other employees;

                  (K) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in GAAP or SEC rules and regulations;

                  (L) none of the Acquired Corporations has made any material Tax election or asked for or received any ruling in respect of any Tax, or entered into any Contract with any Governmental Body with respect to any Tax;

                  (M) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                  (N) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(m)" above.

         2.6 TITLE TO ASSETS. The Acquired Corporations own, and have good and valid title to, all material assets purported to be owned by them, including:
(a) all assets reflected on the Unaudited Interim Balance Sheet (except for assets sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens or other Encumbrances that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (iii) liens or other Encumbrances described in Part 2.6 of the Company Disclosure Schedule. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all material assets purported to have been leased by them, including: (A) all assets reflected as leased on the Unaudited Interim Balance Sheet; and (B) all other assets reflected in the books and records of the Acquired Corporations as being leased to the Acquired Corporations. The Acquired Corporations enjoy undisturbed possession of such leased assets.

         2.7 REAL PROPERTY; EQUIPMENT; REAL PROPERTY LEASES.

                  (A) Part 2.7(a) of the Company Disclosure Schedule identifies all parcels of real property and all buildings and similar structures owned by the respective Acquired Corporations (the real property and all buildings and structures described in Part 2.7(a) of the Disclosure Schedule are referred to as the "Owned Real Property.") The Acquired Corporations have good, marketable and indefeasible fee title to the Owned Real Property. The Acquired Corporations own the Owned Real Property free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens or other Encumbrances that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the Owned Real Property or materially impair the operations of any of the Acquired Corporations; and (iii) the Encumbrances identified in Part 2.7(a) of the Company Disclosure Schedule. All water, sewer, gas, electricity, telephone and other utilities and utility services required by applicable Legal Requirements to be provided with respect to the Owned Real Property, and all such utilities and utility services necessary for the conduct of the businesses of the Acquired Corporations at or upon the Owned Real Property, are being supplied to the Owned Real Property and are presently installed and operating properly in all material respects.

                  (B) Part 2.7(b) of the Disclosure Schedule identifies each real property lease (collectively, the "Leases") pursuant to which any of the Acquired Corporations leases real property from any other Person. (All real property leased to the Acquired Corporations, including all buildings, structures, fixtures and other improvements leased to the Acquired Corporations, are referred to as the "Leased Real Property," and, together with the Owned Real Property, as the "Company Real Property.") The present use and operation of the Company Real Property are authorized by, and are in full compliance with, all applicable zoning, land use, building, fire, health, labor, safety and Environmental Laws (as defined in Section 2.16(f)) and other Legal Requirements. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present ownership, use or operation of any Company Real Property. To the Knowledge of the Company, there is no existing plan or study by any Governmental Body or by any other Person that challenges or otherwise adversely affects the continuation of the present ownership, use or operation of any Company Real Property. Except as set forth in Part 2.7(b) of the Company Disclosure Schedule, there are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Company Real Property to any Person other than the Acquired Corporations, and there is no Person in possession of any of the Company Real Property other than the Acquired Corporations.

                  (C) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and, with due regard to the age thereof, are adequate for the conduct of the businesses of the Acquired Corporations in the manner in which such businesses are currently being conducted.

         2.8 INTELLECTUAL PROPERTY.

                  (A) Part 2.8(a) of the Company Disclosure Schedule accurately identifies:

                           (i) in Part 2.8(a)(i) of the Company Disclosure
         Schedule: (A) each domain name or item of Registered IP in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such domain name or item of Registered IP and the nature of such ownership interest; and

                           (ii) in Part 2.8(a)(ii) of the Company Disclosure
         Schedule: (A) each Contract pursuant to which any Intellectual Property Rights or Intellectual Property is licensed to any Acquired Corporation (other than software license agreements for any third-party non-customized software that is generally available to the public, for the scope of use currently exercised by such Acquired Corporation, at a cost of less than $25,000); and (B) whether these licenses are exclusive or nonexclusive (for purposes of this Agreement, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a license).

                  (B) The Company has delivered to Parent an accurate and complete copy of each standard form of the following documents and Contracts used by any Acquired Corporation at any time since January 1, 2002: (i) terms and conditions pursuant to which any customer or other Person acquires, uses, licenses or otherwise receives the benefit of any Company Product; (ii) employee agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (iii) consulting or independent contractor agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (iv) confidentiality or nondisclosure agreement or similar Contract.

                  (C) Except as set forth in Part 2.8(c) of the Company Disclosure Schedule, the Acquired Corporations exclusively own all right, title and interest to and in the Company IP (other than Intellectual Property Rights or Intellectual Property licensed to the Company, as identified in Part 2.8(a)(ii) of the Company Disclosure Schedule or pursuant to license agreements for non-customized third-party software that is generally available to the public, for the scope of use currently exercised by such Acquired Corporation, at a cost of less than $25,000) free and clear of any Encumbrances (other than non-exclusive licenses granted by any Acquired Corporation in connection with the sale or license of Company Products in the ordinary course of business). Without limiting the generality of the foregoing, except as set forth in Part 2.8(c) of the Company Disclosure Schedule:

                           (i) all documents and instruments necessary to perfect the rights of the Acquired Corporations in the Company IP that is Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

                           (ii) each Company Associate who is or was involved in the creation or development of any Company IP, Company Product or Company Product Software has signed a valid and enforceable agreement containing: (A) an irrevocable assignment of Intellectual Property Rights to, and a waiver of moral rights and other non-assignable Intellectual Property Rights in favor of, the appropriate Acquired Corporation; and (B) confidentiality provisions protecting the Company IP;

                           (iii) no Company Associate has any claim, right (whether or not currently exercisable) or interest to or in any Company IP, including any claims under Germany's Act of Employee's Inventions or any similar Legal Requirement;

                           (iv) no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution have been or are being, or are expected to be, used, directly or indirectly, to develop or create, in whole or in part, any Company IP, Company Product or Company Product Software, and no Company Associate who was involved in, or who contributed to, the creation or development of any Company IP performed services for any Governmental Body, university, college, research institute or other educational institution during a period of time during which such Company Associate was also performing services for any Acquired Corporation, except in each case for such funding, facilities, personnel or other involvements that have not resulted, and are not reasonably likely to result, in any material interference with or restriction on the Company's ability to use any of the Company IP or in any material right, claim or interest in any of the Company IP on the part of any Governmental Body or any other Person;

                           (v) each Acquired Corporation has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all material proprietary information held (or purported to be held) by any of the Acquired Corporations as a trade secret, including: (A) obtaining an appropriate binding non-disclosure agreement prior to disclosing to any third party (or permitting any third party to access) any trade secrets of any Acquired Corporation; and (B) imposing restrictions on unauthorized copying, unauthorized sale or transfer, recompilation, disassembly or reverse-engineering and other industry-standard restrictions on use prior to providing a third party with access to Company IP;

                           (vi) none of the Acquired Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company IP; and

                           (vii) the Acquired Corporations own or otherwise have, and after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights needed to conduct the business of the Acquired Corporations as currently conducted and currently planned by the Company to be conducted without any additional expenditures or payments for such Intellectual Property Rights.

                  (D) All Company IP that is Registered IP (other than pending applications) is, to the Knowledge of the Company, valid, subsisting and enforceable. Without limiting the generality of the foregoing, to the Knowledge of the Company and except as disclosed in Part 2.8(d) of the Company Disclosure
Schedule:

                           (i) all filings, payments and other actions required to be made or taken to maintain each item of Company IP that is Registered IP in full force and effect have been properly made and taken;

                           (ii) no application for a patent or for a copyright or trademark registration or any other type of Registered IP, in each case that is material to the business of any of the Acquired Corporations as currently conducted and currently planned by the Company to be conducted, and that has been filed by or on behalf of, or assigned to, any of the Acquired Corporations has been abandoned, allowed to lapse or rejected;

                           (iii) no interference, opposition, reissue, reexamination, cancellation or other Legal Proceeding of any nature is or has been pending or, to the Knowledge of the Company, threatened, in which the scope, validity or enforceability of any Company IP that is Registered IP is being, has been or could reasonably be expected to be contested or challenged; and

                           (iv) to the Knowledge of the Company, there is no basis for a non-frivolous claim that could reasonably be expected to result in a ruling, judgment or determination by any Governmental Body that any Company IP that is Registered IP that is material to the business of any of the Acquired Corporations as currently conducted and currently planned by the Company to be conducted is invalid or unenforceable.

                  (E) To the Knowledge of the Company, neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or could reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Company IP; (ii) the release, disclosure, or delivery of any Company IP by or to any escrow agent or other Person; or (iii) the grant, assignment or transfer to any other Person of, or the right of any Person to exercise, any license or other right or interest under, to or in any of the Company IP.

                  (F) To the Knowledge of the Company, except as set forth in
Part 2.8(f) of the Company Disclosure Schedule, since January 1, 2003, no Person has infringed, misappropriated or otherwise violated, and no Person is infringing, misappropriating or otherwise violating, any Company IP.

                  (G) To the Knowledge of the Company, except as set forth in
Part 2.8(g) of the Company Disclosure Schedule, none of the Acquired Corporations and none of the Company IP, Company Products or Company Product Software has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing, to the Knowledge of the Company: (i) no Company Product, and no method or process used in the development, manufacturing or servicing of any Company Product, infringes, violates or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person;
(ii) there is no legitimate basis for a claim that: (A) any Acquired Corporation or any Company Product has infringed or misappropriated any Intellectual

Property Right of another Person or engaged in unfair competition; or (B) any Company Product (or any method or process used in the development, manufacturing, or servicing of any Company Product) infringes, violates or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person.

                  (H) The Company is not bound by any obligation to indemnify, defend, hold harmless or reimburse any other Person with respect to, and otherwise has not assumed or agreed to discharge or otherwise take responsibility for, any existing or potential infringement or misappropriation of any Intellectual Property Rights, except for those express obligations undertaken by the Company in the ordinary course of business and consistent with past practices to indemnify its customers for any infringement of Intellectual Property Rights by the Company Products.

                  (I) No infringement, misappropriation or similar claim or Legal Proceeding is or has been pending or, to the Knowledge of the Company, threatened in writing against any Acquired Corporation or against any other Person who is, or has asserted or could reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Corporation with respect to such claim or Legal Proceeding (including any claim or Legal Proceeding that has been settled, dismissed or otherwise concluded).

                  (J) Since January 1, 2002, none of the Acquired Corporations has received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Acquired Corporations, the Company Products or the Company Product Software.

                  (K) To the Knowledge of the Company, no claim or Legal Proceeding involving any Intellectual Property or Intellectual Property Right licensed to an Acquired Corporation is pending or has been threatened, except for any such claim or Legal Proceeding that, if adversely determined, would not adversely affect: (i) the use or exploitation of such Intellectual Property or Intellectual Property Right by such Acquired Corporation; or (ii) the design, development, manufacturing, marketing, distribution, provision, licensing, or sale of any Company Product.

                  (L) To the Knowledge of the Company, none of the Company Product Software contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of data) that materially and adversely affects the use, functionality or performance of such Company Product Software or any Company Product using, containing or including such Company Product Software.

                  (M) None of the Company Product Software is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that: (i) requires or could reasonably be expected to require, or conditions or could reasonably be expected to condition, the use, distribution or availability of such Company

Product Software on, the disclosure, licensing or distribution of any Company Source Code for any portion of such Company Product Software; or (ii) otherwise imposes or could reasonably be expected to impose any material limitation, restriction or condition on the right or ability of the Company to use, distribute or make available any Company Product Software.

                  (N) To the Knowledge of the Company, except as set forth in
Part 2.8(n) of the Company Disclosure Schedule, no Company Source Code has been delivered, licensed or made available to any escrow agent or other Person (other than employees of the Acquired Corporations), and none of the Acquired Corporations has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any Company Source Code to any escrow agent or other Person.

         2.9 CONTRACTS.

                  (A) Part 2.9 of the Company Disclosure Schedule identifies each Company Contract that constitutes a Significant Contract, disclosed in subsections corresponding to the list set forth below. For purposes of this Agreement, each of the following shall be deemed to constitute a "Significant Contract":

                           (i) any Contract constituting a Company Employee Agreement providing for annual compensation to any individual in excess of $200,000, other than Contracts with German employees substantially in the form of the Company's standard Contract for such employees attached to Part 2.9(a) of the Company Disclosure Schedule;

                           (ii) any Contract: (A) with any works council, labor union or similar organization or body; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any Company Associate or any spouse, heir or Representative of any Company Associate; (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or commissions paid in the ordinary course of business) in excess of $25,000 to any Company Associate; or (D) pursuant to which any of the Acquired Corporations is or may become obligated to accelerate the vesting of, or otherwise modify, any stock option, restricted stock, stock appreciation right or other equity interest in any of the Acquired Corporations;

                           (iii) any Contract identified or required to be identified in Part 2.8 of the Company Disclosure Schedule;

                           (iv) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property or Intellectual Property Right, other than: (A) Contracts pursuant to which the Company obtains a license from a third party only to general-purpose, non-customized business application software that is not incorporated into any Company Product and is generally available to the public pursuant to a shrink-wrap, click-wrap or other similar mass-market license agreement; (B) standard forms of the type described in Section 2.8(b); and (C)

         Contracts entered into in the ordinary course of business with customers for the sale of Company Products;

                           (v) any Contract creating or relating to any partnership or joint venture or requiring any Acquired Corporation to share any revenues with any other Person (it being understood that "sharing of revenues" as contemplated by this clause "(v)" is not intended to include employee bonuses that are determined in part by the revenues of the Acquired Corporations);

                           (vi) any Contract that provides for: (A) reimbursement of any Company Associate for, or advancement to any Company Associate of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof; or (B) indemnification of any Company Associate;

                           (vii) any Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as a director, an officer or other employee, or as a consultant or an independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;

                           (viii) any Contract pursuant to which any Acquired Corporation grants or receives marketing, distribution, system integration, OEM or any other similar rights for any product or service;

                           (ix) any Contract creating a joint development, cooperative development, collaborative research or other similar arrangement with any Person;

                           (x) any Contract (other than Contracts evidencing Company Options or Company Stock Awards): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                           (xi) any Contract incorporating or relating to any guaranty, any warranty (other than warranties included in service contracts from suppliers which require annual payments of $25,000 or less and other than warranties in Contracts for the sale of Company Products), any sharing of liabilities or any indemnity (including any indemnity with respect to Intellectual Property or Intellectual Property Rights) or similar obligation, other than Contracts that do not deviate in any material respect from the standard forms referred to in Section 2.8(b);

                           (xii) any Contract with a Person that supplies products or services (excluding Intellectual Property) to any Acquired Corporation where such products or services are not, as of the date of this Agreement, commercially available from another Person;

                           (xiii) any Contract relating to the lease or sublease by any of the Acquired Corporations of any real property involving rents of more than $25,000 per year;

                           (xiv) any Contract (including Contracts relating to the sale, lease, license, installation, evaluation, testing, maintenance, repair or support of any Company Product) that contemplates or involves the future payment or delivery of cash or other consideration (to or by any Acquired Corporation) in an amount or having a value in excess of $500,000 in the aggregate under such Contract (other than Contracts to purchase components for any Company Product if there is a Contract from a customer to purchase such Company Product), or contemplates or involves the performance of services (to or by any Acquired Corporation) having a value in excess of $500,000 in the aggregate under such Contract;

                           (xv) any Contract that has a term of more than one year and that may not be terminated by an Acquired Corporation (without penalty in excess of $25,000) within 60 days after the delivery of a termination notice by such Acquired Corporation (other than: (A) confidentiality or nondisclosure agreements entered into by any Acquired Corporation in the ordinary course of business consistent with past practices; (B) Contracts to sell Company Products entered into in the ordinary course of business consistent with past practices; (C) Contracts to purchase components for any Company Product if there is a Contract from a customer to purchase such Company Product; and (D) Contracts for the sale by the Company of spare parts in the ordinary course of business consistent with past practices);

                           (xvi) any Contract relating to the acquisition, development, sale or disposition of any business unit or product line of any of the Acquired Corporations or of any Company IP;

                           (xvii) any Contract relating to the acquisition of a material portion of the assets of, or a material equity or other interest in, any other Entity or any business conducted by any other Entity; and

                           (xviii) any Contract: (A) requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction; or (B) that could reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations under this Agreement, or to consummate any of the Contemplated Transactions.

The Company has delivered to Parent an accurate and complete copy of each Company Contract that constitutes a Significant Contract.

                  (B) Each Company Contract that constitutes a Significant Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (C) Except as set forth in Part 2.9(c) of the Company Disclosure Schedule: (i) to the Knowledge of the Company, none of the Acquired Corporations has violated or breached in any material respect, or committed any default in any material respect under, any Company Contract; (ii) to the Knowledge of the Company, no other Person has violated or breached in any material respect, or committed any default in any material respect under, any Company Contract; (iii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (A) result in a violation or breach in any material respect of any of the provisions of any Company Contract; (B) give any Person the right to declare a default in any material respect under any Company Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Contract;
(D) give any Person the right to accelerate the maturity or performance of any Company Contract that constitutes a Significant Contract; or (E) give any Person the right to cancel, terminate or modify any Company Contract that constitutes a Significant Contract; and (iv) since January 1, 2003, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract that constitutes a Significant Contract.

         2.10 CUSTOMERS; COMPANY PRODUCTS; SERVICES

                  (A) Part 2.10(a) of the Company Disclosure Schedule accurately identifies the ten largest customers of the Acquired Corporations by consolidated revenues for the fiscal year ended July 2, 2005 and for the nine months ended April 1, 2006, and specifies the revenues received from each such customer for the fiscal year ended July 2, 2005 and for the nine months ended April 1, 2006. The Company has not received any written notice or other written communication (and no employee of any of the Acquired Corporations at the level of first line manager or above has received any oral notice or other communication) indicating that any customer or other Person identified or required to be identified in Part 2.10(a) of the Company Disclosure Schedule intends to cease dealing, or materially reduce its business, with any of the Acquired Corporations.

                  (B) Except as set forth in Part 2.10(b) of the Company Disclosure Schedule or as readily ascertainable by reference to the express terms of a Significant Contract, no Acquired Corporation is obligated to, and no Acquired Corporation has indicated that it would: (i) provide any recipient of any Company Product or prototype (or any other Person) with any upgrade, improvement or enhancement of a Company Product or prototype; or (ii) design or develop a new product, or a customized, improved or new version of a Company Product, for any other Person.

                  (C) Except as set forth in Part 2.10(c) of the Company Disclosure Schedule and except for any obligations fully reserved for on the Unaudited Interim Balance Sheet, each Company Product sold, leased, licensed, delivered, installed, provided or otherwise made available by any Acquired Corporation or accepted by any customer of any of the Acquired Corporations since January 1, 2002: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements, other than any non-conformity or non-compliance that has been cured prior to the date of this Agreement or that has not had and could not reasonably be expected to result in a material liability to any Acquired Corporation; and (ii) was free of any design defect, manufacturing or construction defect or other defect or deficiency at the time it was sold, leased, licensed, delivered, installed, provided or otherwise made available, other than any defect that has been cured prior to the date of this Agreement or that has not had and could not reasonably be expected to result in a material liability to any Acquired Corporation. No Company Product has ever been the subject of any recall or other similar action of any Governmental Body.

                  (D) All installation services, repair services, maintenance services, support services and other services that have been performed by any of the Acquired Corporations since January 1, 2002 were performed properly and in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements, other than any non-conformity that has been cured prior to the date of this Agreement, has been fully reserved for in the Unaudited Interim Balance Sheet or has not had or could not reasonably be expected to result in a material liability to any Acquired Corporation.

                  (E) Except as set forth in Part 2.10(e) of the Company Disclosure Schedule, since January 1, 2005, no customer or other Person has asserted in writing or threatened in writing to assert any claim against any of the Acquired Corporations involving more than $50,000: (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations; or
(ii) based upon any services performed by any of the Acquired Corporations.

         2.11 LIABILITIES. None of the Acquired Corporations has, and none of the Acquired Corporations is or may become responsible for performing or discharging, any material accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the Unaudited Interim Balance Sheet; (b) liabilities that have been incurred by the Acquired Corporations since the date of the Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporations pursuant to the express terms of Company Contracts; and (d) liabilities to pay legal, investment banking and other professional advisory fees incurred by the Acquired Corporations in connection with the Contemplated Transactions or other out-of-pocket expenses related to the Contemplated Transactions.

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS; CERTAIN BUSINESS PRACTICES.

                  (A) Except as set forth in Part 2.12(a) of the Company Disclosure Schedule, each of the Acquired Corporations is, and has at all times since January 1, 2004 been, in compliance in all material respects with all applicable Legal Requirements. Since January 1, 2004, none of the Acquired Corporations has received any written notice or other written communication (and no employee of any Acquired Corporation at a level of first line manager or above has received any oral notice or other communication) from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

                  (B) Since January 1, 2001, except as set forth in Part 2.12(b) of the Company Disclosure Schedule, no Acquired Corporation has ever exported or re-exported, directly or indirectly, any item to any destination in any countries set forth in Part 2.12(b) of the Company Disclosure Schedule.

                  (C) To the Knowledge of the Company, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations with respect to any matter relating to any of the Acquired Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

         2.13 GOVERNMENTAL AUTHORIZATIONS.

                  (A) The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since January 1, 2004 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2004, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

                  (B) Part 2.13(b) of the Company Disclosure Schedule provides a complete list of, and a description of the terms of, all pending and outstanding grants, incentives, qualifications and subsidies (collectively, "Grants") from the Government of the Republic of Germany or any agency thereof, or from any other Governmental Body, granted or made available to any of the Acquired Corporations involving an amount in excess of $50,000 in any individual case or $500,000 in the aggregate. The Acquired Corporations are in compliance in all material respects with all of the terms, conditions and requirements of their respective Grants and have duly fulfilled all the undertakings relating thereto. To the Knowledge of the Company, the applicable Governmental Body has no intention to revoke or materially modify any of the Grants. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, does, will or could reasonably be expected to (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any Grant identified or required to be identified in Part 2.13(b) of the Company Disclosure Schedule.

         2.14 TAX MATTERS.

                  (A) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body on or before the Closing Date (the "Acquired Corporation Returns"): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (B) The Unaudited Interim Balance Sheet fully accrues all liabilities for Taxes with respect to all periods through the date of this Agreement in accordance with GAAP, except for liabilities for Taxes incurred since the date of the Unaudited Interim Balance Sheet in the operation of the business of the Acquired Corporations. The Company will establish, prior to the Closing Date, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of the Unaudited Interim Balance Sheet through the Closing Date. Part 2.14(b) of the Company Disclosure Schedule sets forth the gain, if any, recognized by the Company for U.S. federal income Tax purposes attributable to the acquisition, sale and lease back after July 2, 2005 of certain Company facilities located in the State of Colorado.

                  (C) Except as set forth in 2.14(c) of the Company Disclosure Schedule, no Acquired Corporation and no Acquired Corporation Return is currently subject to or has been subject since January 1, 2000 to any Tax examination or audit by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

                  (D) No claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens or other Encumbrances for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to
Section 481 or 263A of the Code (or any comparable provision of U.S. state or local or non-U.S. Tax Legal Requirements) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (E) No claim has ever been delivered by any Governmental Body to an Acquired Corporation in a jurisdiction where an Acquired Corporation does not file a Tax Return that it is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes.

                  (F) There are no Contracts relating to allocating or sharing of Taxes to which any Acquired Corporation is a party. None of the Acquired Corporations is liable for Taxes of any other Person pursuant to any Contract or any Legal Requirement (including pursuant to Treasury Regulation Section 1.1506-6 or any similar U.S. state or local or non-U.S. Legal Requirement), or is currently under any contractual obligation to indemnify any Person with respect to any amounts of such Person's Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes) or is a party to any Contract providing for payments by an Acquired Corporation with respect to any amount of Taxes of any other Person.

                  (G) No Acquired Corporation has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of
Section 355(a)(1)(A) of the Code. No Acquired Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                  (H) No Acquired Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Corporation may be subject, other than the affiliated group of which the Company is the common parent.

                  (I) The Company has delivered to Parent accurate and complete copies of all income Tax Returns of the Acquired Corporations for all Tax years that remain open or are otherwise subject to audit (or the reopening of an audit), and all other material Tax Returns of the Acquired Corporations filed since July 1, 2000.

                  (J) The Company has disclosed on its income Tax Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

                  (K) No Acquired Corporation has participated in, or is currently participating in, a "Listed Transaction" or a "Reportable Transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding or similar Legal Requirement.

                  (L) None of the tax attributes (including net operating loss carryforwards and general business tax credits) of the Acquired Corporations is limited by Section 382, 383 or 1502 of the Code (or any corresponding or similar U.S. state or local or non-U.S. Legal Requirement which, with Sections 382, 383 and 1502 of the Code, are collectively referred to as the "Section 382 and Related Provisions") for any period ending on or prior to the Closing Date. The Company had: (i) as of December 31, 2005, (euro)28,168 of German corporation tax loss carryforwards, (euro)17,227 of German trade tax loss carryforwards and BEF 1,019,551 of net operating loss carryforwards in Belgium, each of which has an indefinite life; (ii) RMB 1,399,539 of net operating loss carryforwards in the People's Republic of China as of July 2, 2005, which expire in 2009, JPY 124,016,253 of net operating loss carryforwards in Japan as of December 31, 2005, which have an indefinite life, and TWD 182,304,913 of net operating loss carryforwards in Taiwan as of December 31, 2005, which expire in June 2010; and
(iii) the tax basis set forth in Part 2.14(l) of the Company Disclosure Schedule for U.S. federal income Tax purposes attributable to the assets (including stock of any subsidiaries) held by the Company or used by the Company as set forth in Part 2.14(l) of the Company Disclosure Schedule. Except for the Section 382 and Related Provisions, the consummation of the Merger will not result in the loss of any favorable Tax holiday, increase in any Tax rate applicable to the Surviving Corporation, or otherwise adversely affect the Surviving Corporation's Tax position after the Closing Date.

                  (M) Each of the Acquired Corporations has withheld from each payment or deemed payment made to Company Associates or to its past or present suppliers, creditors, shareholders or other third parties all material Taxes and other deductions required to be withheld and has, within the time and in the manner required by applicable Legal Requirements, paid such withheld amounts to the proper Governmental Bodies.

                  (N) The Acquired Corporations are in compliance with all material transfer pricing requirements in all jurisdictions in which the Acquired Corporations do business. None of the transactions between the Acquired Corporations and other related Persons (including the Acquired Corporations) is subject to adjustment, apportionment, allocation or recharacterization under
Section 482 of the Code or any similar U.S. state or local or non-U.S. Legal Requirement, and all of such transactions have been effected on an arm's length basis. The Acquired Corporations have appropriate documentation of all transfer pricing methodologies.

         2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (A) Except as set forth in Part 2.15(a) of the Company Disclosure Schedule, the employment of each of the Acquired Corporations' employees who perform services primarily within the United States is terminable by the applicable Acquired Corporation "at will."

                  (B) To the Knowledge of the Company, immediately prior to the execution of this Agreement, except as set forth in Part 2.15(b) of the Company Disclosure Schedule: (i) no officer or other employee at the level of first line manager or above intends to, or has communicated any intention to, terminate his or her employment with any of the Acquired Corporations; and (ii) no officer or other employee of any of the Acquired Corporations at the level of first line manager or above is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that may have a material effect on the business or operations of any of the Acquired Corporations.

                  (C) Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations. Without limiting the generality of the foregoing, except as set forth in Part 2.15(c) of the Company Disclosure Schedule, none of the German Employees (as defined in Section 2.15(q)) and none of the Acquired Corporations in Germany are subject to any collective bargaining agreement

(Tarifvertrag), shop agreement (Betriebsvereinbarungen), company practice (betriebliche Ubungen), collective promise (Gesamtzusagen) or other Contract with any labor union, works council or other body of employee representation, relating to the German Employees voluntarily or not, or by which the business of the Acquired Corporations is affected. Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, since January 1, 2001, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, there is not now pending, and, to the Knowledge of the Company, since January 1, 2001, no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. There is no claim or grievance (other than immaterial and routine claims or grievances) pending or, to the Knowledge of the Company, threatened relating to any employment Contract, wages and hours, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers' compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate, including charges of unfair labor practices or harassment complaints.

                  (D) Except as set forth in Part 2.15(d) of the Company Disclosure Schedule, since January 1, 2004, none of the current or former independent contractors of any of the Acquired Corporations could be reclassified as an employee, except as could not reasonably be expected to result in a material liability to any Acquired Corporation.

                  (E) Part 2.15(e) of the Company Disclosure Schedule contains an accurate and complete list, by country and as of the date hereof, of each Company Employee Plan. Except as set forth in Part 2.15(e) of the Company Disclosure Schedule, none of the Acquired Corporations intends, and none of the Acquired Corporations has committed, to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement in any material respect (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

                  (F) The Company has delivered to Parent accurate and complete copies of: (i) all documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the four most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under applicable Legal Requirements in connection with each Company Employee Plan; (iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets, if any; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA or any similar Legal Requirement with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; (vi) all written materials provided to any Company Associate relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that could reasonably be expected to result in any material liability to any of the Acquired Corporations or any Company Affiliate; (vii) all material correspondence since January 1, 2005 to or from any Governmental Body relating to any Company Employee Plan; (viii) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the four most recent plan years; and (ix) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

                  (G) Each of the Acquired Corporations and Company Affiliates has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and with all applicable provisions of ERISA, the Code and other Legal Requirements. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. All Company Pension Plans required to have been approved by any non-U.S. Governmental Body have been so approved, no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. Each Company Employee Plan intended to be tax qualified under applicable Legal Requirements is so tax qualified, and no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Company Employee Plan. Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Company Employee Plan intended to be qualified under Section 401(a) of the Code has: (i) been terminated; or (ii) incurred a partial termination as determined under applicable Legal Requirements within the last six years. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no claims or Legal Proceedings pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan. Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, any of the Acquired Corporations or any Company Affiliate (other than any liability for ordinary administration expenses). There are no audits or inquiries pending or, to the Knowledge of the Company, threatened by the IRS, the United States Department of Labor or any other Governmental Body with respect to any Company Employee Plan. None of the Acquired Corporations, and no Company Affiliate, has ever incurred: (i) any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; or (ii) any material penalty or Tax under applicable Legal Requirements. Each of the Acquired Corporations and Company Affiliates has made all contributions and other payments required by and due under the terms of each Company Employee Plan. Each "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and IRS Notice 2005-1. No nonqualified deferred compensation plan has been "materially modified" (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.

                  (H) None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Company Employee Plan is or has been funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code. None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any Company Pension Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no Contemplated Transaction will cause any such assets or insurance obligations to be less than such benefit obligations. There are no liabilities of the Acquired Corporations with respect to any Company Employee Plan that are not properly accrued and reflected in the financial statements of the Company in accordance with GAAP.

                  (I) None of the Acquired Corporations, and no Company Affiliate, maintains, sponsors or contributes to any Company Employee Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) and that is, in whole or in part, self-funded or self-insured. No Company Employee Plan provides (except at no cost to the Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations or any Company Affiliate, none of the Acquired Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or to Company Associates as a group) or any other Person that such Company Associate(s) or other Person would be provided with post-termination or retiree life insurance, post-termination or retiree health benefit or other post-termination or retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

                  (J) Except as expressly required or provided by this Agreement or as set forth in Part 2.15(j) of the Company Disclosure Schedule, neither the execution of this

Agreement nor the consummation of any of the Contemplated Transactions could reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate.

                  (K) Each of the Acquired Corporations and Company Affiliates:
(i) is, and at all times has been, in compliance in all material respects with all Legal Requirements respecting employment, terms and conditions of employment, employment practices or other labor related matters, including applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of Company Associates as employees and independent contractors, classification of Company Associates as exempt or non-exempt, applicable wage and hour laws, occupational safety and health laws; and (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Associates. No Acquired Corporation or Company Affiliate: (A) is liable for any arrears of wages or any taxes or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; or (B) is liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for Company Associates (other than routine payments to be made in the normal course of business and consistent with past practices). Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, there are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or Legal Proceedings against any of the Acquired Corporations or any Company Affiliate under any worker's compensation policy or long-term disability policy.

                  (L) Except as set forth in Part 2.15(l) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any Company Associate, and no payments have been made or will be made to any Company Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or could reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements). No Acquired Corporation is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

                  (M) To the Knowledge of the Company, no Company Associate is obligated under any Contract or subject to any Order of any court or other Governmental Body that would interfere with such Company Associate's efforts to promote the interests of the Acquired Corporations or that would interfere with the businesses of the Acquired Corporations or any Company Affiliate. To the Knowledge of the Company, neither: (i) the execution or delivery of this Agreement; nor (ii) the carrying on of the business of any Acquired Corporation or any Company Affiliate as presently conducted or any activity of any Company Associate in connection with the carrying on of the business of any Acquired Corporation or any Company Affiliate as currently conducted, will or could reasonably be expected to, to the Knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of or constitute a default under any Contract by which any such Company Associate is now bound.

                  (N) Except as set forth in Part 2.15(n) of the Company Disclosure Schedule, since January 1, 2003, none of the Acquired Corporations has effectuated a "plant closing," partial "plant closing," "relocation", "mass layoff" or "termination" (as defined in the Worker Adjustment and Retraining Notification Act or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.

                  (O) Part 2.15(o) of the Company Disclosure Schedule, identifies each option re-pricing or option exchange program undertaken by any Acquired Corporation. Each option re-pricing or exchange program identified in
Part 2.15(o) of the Company Disclosure Schedule: (i) was effected in compliance in all material respects with all applicable Contracts; and (ii) has been accurately reflected in accordance with GAAP in the financial statements contained or incorporated by reference in the Company SEC Documents.

                  (P) Part 2.15(p) of the Company Disclosure Schedule identifies each loan or other advance made by any of the Acquired Corporations to any Company Associate since January 1, 2003 or that is currently outstanding, other than routine travel advances made to employees in the ordinary course of business.

                  (Q) Part 2.15(q) of the Company Disclosure Schedule sets forth an accurate and complete list of all employees (including directors and officers (Geschaeftsfuehrer und leitende Angestellte)) of the Acquired Corporations (without names) who reside or work in Germany as of the date of this Agreement (such employees, together with the consultants and freelancers referred to below in this Section, the "German Employees"), together in each case with the following information with respect to such employees: (i) current position; (ii) total current annual compensation (including bonus for which such German Employee is eligible); (iii) outstanding promises of additional remuneration (other than remuneration payable pursuant to Legal Requirements in Germany); and
(iv) years of service. The Company has delivered to Parent accurate and complete copies of all types of standard employment agreements (including consultant and freelance agreements) in relation to the German Employees or copies of actual employment agreements if no such standard employment agreement is used (or if a standard employment agreement that deviates in any material respect from such standard employment agreement is used) or a description of the terms of employment if there exists no written employment agreement. Except as set forth in Part 2.15(q) of the Company Disclosure Schedule: (A) all obligations and liabilities of the Acquired Corporations to provide pensions and pension benefits to all German Employees pursuant to German Legal Requirements, practice or otherwise are accrued on the Unaudited Interim Balance Sheet in accordance with GAAP; and (B) there are no unwritten policies, practices or customs of the Acquired Corporations that are not accrued for in the Unaudited Interim Balance Sheet and, by extension, could reasonably be expected to entitle the German Employees in general to benefits in addition to what such German Employees are entitled to by applicable Legal Requirements or under the terms of such German

Employees' employment Contracts (including unwritten customs or practices concerning the payment of severance pay when it is not required under applicable Legal Requirements). For purposes of this Agreement (other than the first full sentence of this Section 2.15(q)), the term "German Employee" shall be construed to include consultants and freelancers who devote a majority of their working time in Germany to the business of an Acquired Corporation or, due to the circumstances of their engagement, could otherwise be reasonably deemed to be subject to German Legal Requirements with respect to labor matters (excluding any external temporary workers).

         2.16 ENVIRONMENTAL MATTERS.

                  (A) Each of the Acquired Corporations: (i) is and has been in compliance in all material respects with, and has not been and is not in material violation of or subject to any material liability under, any applicable Environmental Laws; and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof.

                  (B) Since January 1, 2003, none of the Acquired Corporations has received any notice or other communication, whether from a Governmental Body, citizens group, Company Associate or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future.

                  (C) Except as set forth in Part 2.16(c) of the Company Disclosure Schedule (and except as would not, and could not reasonably be expected to, result in a material liability or obligation of any Acquired Corporation, including any material remediation): (i) all Company Real Property and any other property that is or was leased to or controlled or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of proscribed levels of any Materials of Environmental Concern (as defined in Section 2.16(f)) or material environmental contamination of any nature; (ii) none of the Company Real Property or any other property that is or was leased to or controlled or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the Company Real Property or any other property that is or was leased to or controlled or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 2.16(f)).

                  (D) To the Knowledge of the Company, no Acquired Corporation has ever Released any Materials of Environmental Concern except in compliance in all material respects with all applicable Environmental Laws.

                  (E) No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar U.S. state or local or non-U.S. list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

                  (F) For purposes of this Agreement: (i) "Environmental Law" means any Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment; and (iii) "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

         2.17 INSURANCE. The Company has delivered to Parent copies of all material insurance policies and material self-insurance programs or arrangements relating to the business, assets or operations of any of the Acquired Corporations. Each of such insurance policies, programs and arrangements is in full force and effect. None of the Acquired Corporations has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations involving an amount in excess of $50,000 in any individual case or $100,000 in the aggregate. With respect to each claim or Legal Proceeding that has been asserted or filed against any Acquired Corporation, the Company has provided written notice of such claim or Legal Proceeding to the appropriate insurance carrier(s), if any, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such claim or Legal Proceeding, or informed any Acquired Corporation of its intent to do so.

         2.18 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents filed with the SEC prior to the date of this Agreement, during the period commencing on the date of the Company's last proxy statement filed with the SEC through the date of this Agreement, no event has occurred and no circumstance has existed that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         2.19 LEGAL PROCEEDINGS; ORDERS.

                  (A) Part 2.19(a) of the Company Disclosure Schedule identifies each pending Legal Proceeding, and (to the Knowledge of the Company) each Legal Proceeding that any Person has threatened in writing to commence: (i) that involves: (A) any of the Acquired Corporations; (B) any business or securities of any of the Acquired Corporations; (C) any of the assets owned, leased or used by any of the Acquired Corporations; or (D) any alleged action or omission on the part of any director or officer of any Acquired Corporation in his or her capacity as such; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any Legal Proceeding of the type described in clause "(i)" or clause "(ii)" of the first sentence of this Section 2.19(a).

                  (B) There is no Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Knowledge of the Company, no officer or other key employee of any of the Acquired Corporations is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

         2.20 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the corporate right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has: (a) unanimously determined that the Merger is fair to, and in the best interests of, the Company and its shareholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously adopted this Agreement, the Merger and the other Contemplated Transactions; and (c) unanimously recommended the approval of this Agreement, the Merger and the other Contemplated Transactions (as applicable) by the holders of shares of Company Common Stock and directed that this Agreement, the Merger and the other Contemplated Transactions (as applicable) be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting (as defined in Section 5.2(a)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the Contemplated Transactions.

         2.21 VOTE REQUIRED. The affirmative vote of not less than two--thirds of the voting power of the issued and outstanding shares of Company Common Stock on the record date for the Company Shareholders' Meeting (the "Required Company Shareholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger.

         2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will or could reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

                  (A) contravene, conflict with or result in a violation of: (i) any of the provisions of the articles of incorporation and bylaws of the Company or the charter or other organizational documents of any of the other Acquired Corporations; or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

                  (B) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

                  (C) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Grant or other Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

                  (D) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Company Contract; (ii) claim a rebate, chargeback, penalty or change in delivery schedule under any such Company Contract; (iii) accelerate the maturity or performance of any such Company Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such Company Contract;

                  (E) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

                  (F) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Company IP, or the transfer of any material asset of any of the Acquired Corporations to any Person.

Except as may be required by the Exchange Act, the CBCA, the CCAA, the HSR Act, any non-U.S. Antitrust Law, and the rules and regulations of the NASDAQ National Market (as they relate to the Proxy Statement), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Merger or any of the other Contemplated Transactions.

         2.23 FAIRNESS OPINION. The Company's board of directors has received the written opinion of Citigroup Global Markets, Inc. ("Citigroup"), financial advisor to the Company, dated May 3, 2006, to the effect that the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company. The Company has furnished an accurate and complete copy of said written opinion to Parent.

         2.24 FINANCIAL ADVISOR. Except for Citigroup, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to Citigroup and its affiliates and all fees, commissions and other amounts that may become payable to Citigroup and its affiliates by the Acquired Corporations if the Merger is consummated will not exceed the amount set forth in Part 2.24 of the Company Disclosure Schedule. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Citigroup.

         2.25 FULL DISCLOSURE. The Proxy Statement, at the time it is mailed to the shareholders of the Company or at the time of the Company Shareholders' Meeting (or any adjournment or postponement thereof), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that the Company makes no representation as to the accuracy of information, if any, provided by Parent to be incorporated in the Proxy Statement.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

         3.1 DUE ORGANIZATION; ETC.. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

         3.2 AUTHORITY. Subject to obtaining the vote of Parent as the sole shareholder of Merger Sub with respect to the Merger, each of Parent and Merger Sub has the corporate right, power and authority to enter into and to perform its respective obligations under this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors.

         3.3 BINDING NATURE OF AGREEMENT. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.4 NO VOTE REQUIRED. No vote of the holders of Parent Common Stock is required to authorize the Merger.

         3.5 FINANCING. As of the date hereof Parent has, and as of the Effective Time Parent will have, sufficient cash, available lines of credit or other sources of readily available funds to enable it to pay all amounts required to be paid as Merger Consideration in the Merger.

         3.6 DISCLOSURE. None of the information to be supplied by or on behalf of Parent to the Company specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.


     SECTION 4. CERTAIN COVENANTS OF THE COMPANY

         4.1 ACCESS AND INVESTIGATION. During the period commencing on the date of this Agreement and ending as of the earlier of the Effective Time and the valid termination of this Agreement (the "Pre-Closing Period"), the Company shall, and the Company shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations as Parent may reasonably request; provided, however, that Parent and Parent's Representatives shall provide reasonable advance notice of such requested access and requested documents and shall not materially disrupt the business operations of any of the Acquired Corporations. During the Pre-Closing Period, the Company shall, and the Company shall cause the Representatives of each of the Acquired Corporations to, permit Parent's senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of the Company responsible for the Company's financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent, after the Closing, to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:
(i) all material operating and financial reports prepared by the Acquired Corporations for the Company's senior management, including copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows; (ii) any written materials or communications sent by or on behalf of the Company to its shareholders; (iii) any material written notice, document or other communication (or any material oral notice or other communication sent or received by any employee of any Acquired Corporation at the level of first line manager or above) (other than any communication that relates solely to routine commercial transactions and that is of the type sent in the ordinary course of business and consistent with past practices) sent by or on behalf of any of the Acquired Corporations to any party to any Significant Contract or sent to any of the Acquired Corporations by any party to any Significant Contract; (iv) any notice, report or other document filed with or sent to any

Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions; and (v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body. During the Pre-Closing Period, the Company shall, and the Company shall cause the Representatives of each of the Acquired Corporations to, provide any documents or information to Parent, and take any other actions, as Parent may reasonably request in order for Parent to elect to treat the Merger as a "qualified stock purchase" within the meaning of
Section 338 of the Code in the event that Parent determines that it might desire to do so.

         4.2 OPERATION OF THE COMPANY'S BUSINESS.

                  (A) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and in accordance with past practices; (ii) the Company shall use commercially reasonable efforts to cause each of the Acquired Corporations to conduct its business and operations in compliance with all applicable Legal Requirements and the requirements of all Significant Contracts, to preserve intact its current business organization, to keep available the services of its current officers and other employees and to maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations and with all Governmental Bodies; (iii) the Company shall promptly notify Parent of any claim asserted or Legal Proceeding commenced, or, to the Knowledge of the Company, threatened against, relating to, involving or otherwise affecting any of the Acquired Corporations that relates to any of the Contemplated Transactions; (iv) the Company shall consult with Parent (and take Parent's views into account) in determining whether to take any action (and in connection with any action taken by any of the Acquired Corporations) relating to any of the matters described in
Item 2 of Part A of the Company Disclosure Schedule; and (v) the Company shall use its reasonable efforts to settle the matter identified in Part 4.2(a) of the Company Disclosure Schedule in the manner set forth therein (it being understood that the Company shall consult with Parent (and take Parent's views into account) in connection with any such settlement).

                  (B) During the Pre-Closing Period, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld with respect to the matters described in clauses "(iv)," "(vi)," "(vii)," "(x)," "(xi)," "(xii)," "(xiii)," "(xiv)," "(xv)," "(xvi)" and
"(xviii)" of this sentence), and the Company shall ensure that each of the other Acquired Corporations does not, without the prior written consent of Parent which consent shall not be unreasonably withheld with respect to the matters described in clauses "(iv)," "(vi)," "(vii)," "(x)," "(xi)," "(xii)," "(xiii)," "(xiv)" "(xv)," "(xvi)" and "(xviii)" of this sentence):

                           (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than intercompany payments made under any arrangements among any Acquired Corporations that are existing on the date of this Agreement and that are consistent with past practices;

                           (ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that: (1) the Company may issue shares of Company Common Stock upon the valid exercise of Company Options or Company Stock Awards outstanding as of the date of this Agreement; and (2) the Company may, in the ordinary course of business and consistent with the past practices set forth in Part 4.2(b)(ii) of the Company Disclosure Schedule, grant Company Options one time each quarter to employees (including officers) of the Company, provided that such Company Options: (x) shall have an exercise price equal to the fair market value of the Company Common Stock covered by such options determined as of the time of the grant of such options; (y) shall not contain any "single-trigger," "double-trigger" or other vesting acceleration provisions and shall not be subject to acceleration (in whole or in part) as a result of the Merger or any of the other Contemplated Transactions (whether alone or in combination with any termination of employment or other event); and
         (z) shall contain the Company's standard vesting schedule;

                           (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Option Plans or any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract, except as set forth in Part 4.2(b)(iii) of the Company Disclosure Schedule or as required by applicable Legal Requirements;

                           (iv) amend or permit the adoption of any amendment to its articles of incorporation and bylaws of the Company or the charter or other organizational documents of any of the other Acquired Corporations or form any Subsidiary;

                           (v) except as set forth in Part 4.2(b)(v) of the Company Disclosure Schedule: (A) acquire any equity interest or other interest in any other Entity; or (B) effect or become a party to any merger, consolidation, plan of arrangement, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares, division or subdivision of shares, consolidation of shares or similar transaction;

                           (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures that do not exceed the amount set forth in Part 4.2(b)(vi) of the Company Disclosure Schedule);

                           (vii) (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by: (1) any Significant Contract of the type described in clauses "(ii)," "(v)," "(vii)," "(x)," "(xvi)," "(xvii)" or "(xviii)" of Section 2.9(a); (2)
         any Contract (or series of related Contracts) that: (x) contemplate(s) or involve(s) the development of a new product and the possible future payment of cash or other consideration to any of the Acquired Corporations in an amount or having a value in excess of $15 million in the aggregate under such Contract or Contracts; and (y) is or are determined by Parent in good faith to impair the value of the Acquired Corporations taken as a whole or the Merger to Parent (it being understood that Parent's reasonableness in deciding whether to consent to any matter referred to in this clause "(2)" shall take into account the extent of any such impairment); or (3) other than in the ordinary course of business and consistent with past practices, any other Significant Contract; or (B) other than in the ordinary course of business consistent with past practices, amend or terminate, or waive any material right or remedy under, any Significant Contract;

                           (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices);

                           (ix) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Encumbrances that do not materially detract from the value of such assets or materially impair the operations of any of the Acquired Corporations;

                           (x) lend money to any Person (other than routine travel expense advances made to directors or officers or other employees in the ordinary course of business), or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;

                           (xi) except as set forth in Part 4.2(b)(xi) of the Company Disclosure Schedule, establish, adopt, enter into or amend any Company Employee Plan or Company Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the
         Company: (A) may provide routine, reasonable salary increases to employees in the ordinary course of business and in accordance with past practices in connection with the Company's customary employee review process; (B) may amend the Company Employee Plans referred to in
         Part 2.15(e) of the Company Disclosure Schedule to the extent required by applicable Legal Requirements; and (C) may make customary bonus payments and profit sharing payments consistent with past practices in accordance with bonus and profit sharing plans referred to in Part 2.15(e) of the Company Disclosure Schedule that are existing on the date of this Agreement);

                           (xii) (A) promote any employee to the level of first line manager or above or change any such employee's title; or (B) hire any employee at the level of first line manager or above, in each case except in order to fill a position at (but not higher than) the level of first line manager vacated after the date of this Agreement or as set forth in Part 4.2(b)(xii) of the Company Disclosure Schedule;

                           (xiii) other than as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect;

                           (xiv) make any material Tax election or request any material Tax ruling;

                           (xv) commence any Legal Proceeding, except with respect to routine collection matters in the ordinary course of business and consistent with past practices and except for any Legal Proceeding against Parent in connection with this Agreement or the Contemplated Transactions;

                           (xvi) except as set forth in Part 4.2(b)(xvi) of the Company Disclosure Schedule, settle any Legal Proceeding or other material claim, except pursuant to a settlement that does not involve any liability or obligation on the part of any Acquired Corporation or involves only the payment of monies by the Acquired Corporations of not more than $250,000 in the aggregate for all such settlements;

                           (xvii) except as set forth in Part 4.2(b)(xvii) of the Company Disclosure Schedule, enter into any Contract covering any Company Associate, or make any payment to any Company Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements);

                           (xviii) except pursuant to arrangements that are in effect as of the date of this Agreement or applications on file as of the date of this Agreement and described in Part 4.2(b)(xviii) of the Company Disclosure Schedule, apply for funding, support, benefits or incentives from any Governmental Body; or

                           (xix) agree or commit to take any of the actions described in clauses "(i)" through "(xviii)" of this Section 4.2(b).

                  (C) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by any member of the Company's executive team or board of directors of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

         4.3 NO SOLICITATION.

                  (A) During the Pre-Closing Period, the Company shall not, directly or indirectly, and the Company shall ensure that its Subsidiaries and the respective directors, officers and financial advisors of the Acquired Corporations do not (and the Company shall use its reasonable efforts to ensure that the other Representatives of the Acquired Corporations do not, which reasonable efforts shall include using its best efforts to cause the following actions to cease after any member of the executive team of any Acquired Corporation becomes aware of such action), directly or indirectly:

                           (i) solicit, initiate, induce, facilitate or encourage the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;

                           (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;


                           (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;

                           (iv) approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry; or

                           (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than a confidentiality agreement of the type described in, and only if in accordance with, the proviso below in this Section 4.3(a));

provided, however, that prior to the approval of this Agreement by the Required Company Shareholder Vote, this Section 4.3(a) shall not prohibit the Company from: (A) furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to an Acquisition Proposal submitted to the Company by such Person (and not withdrawn) that is reasonably expected to result in a Superior Offer by such Person; or (B) withdrawing or modifying the Company Board Recommendation and/or endorsing or recommending any Acquisition Proposal, in any case under clause "(A)" or "(B)" of this proviso if: (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3; (2) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law; (3) prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary provisions; (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent); and (5) prior to withdrawing or modifying the Company Board Recommendation and/or endorsing or recommending any Acquisition Proposal, the Company complies with Section 5.2(c) and notifies Parent in writing that it intends to so withdraw or modify the Company Board Recommendation and/or endorse or recommend such Acquisition Proposal. Without limiting the generality of the foregoing, the Company shall ensure that no director, officer or financial advisor of any of the Acquired Corporations (and the Company shall use its reasonable efforts to ensure that no other Representatives of any of the Acquired Corporations) takes any action inconsistent with any of the provisions set forth in the preceding sentence, and the Company acknowledges and agrees that any action inconsistent with any of the provisions set forth in the preceding sentence by any director, officer or financial advisor of any of the Acquired Corporations, whether or not such director, officer or financial advisor is purporting to act on behalf of any of the Acquired Corporations, and any action inconsistent with any of the provisions set forth in the preceding sentence by any other Representative of any of the Acquired Corporations if the Company has not used reasonable efforts to ensure that such Representative not to take such action, shall be deemed to constitute a breach of this Section 4.3 by the Company.

                  (B) If any Acquisition Proposal or Acquisition Inquiry is made or submitted by any Person during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). The Company shall keep Parent informed with respect to:
(i) the status of any such Acquisition Proposal or Acquisition Inquiry; and (ii) the status and terms of any modification or proposed modification thereto.

                  (C) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

                  (D) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire or similar Contract to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will cause each such agreement to be enforced to the extent requested by Parent. The Company also shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or a possible equity investment in any Acquired Corporation to return to the Acquired Corporations all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

     SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

         5.1 PROXY STATEMENT.

                  (A) As promptly as practicable after the date of this Agreement, the Company shall prepare the Proxy Statement which shall be in form and substance reasonably satisfactory to Parent. The Company shall: (i) cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and other applicable Legal Requirements; (ii) provide Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement, and include in the Proxy Statement all changes reasonably proposed by Parent;
(iii) promptly cause the Proxy Statement to be filed with the SEC; (iv) promptly provide Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand; (v) promptly notify Parent upon the receipt of any comments or requests from the SEC or its staff with respect to the Proxy Statement; (vi) provide Parent with a reasonable opportunity to review and comment on any subsequent drafts of the Proxy Statement and any related correspondence and filings, and include in the Proxy Statement and in any such correspondence and filings all changes reasonably proposed by Parent; (vii) promptly respond to any comments or requests of the SEC or its staff; and (viii) cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable following the date of this Agreement. To the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the Contemplated Transactions.

                  (B) If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent of such event or information and shall, in accordance with the procedures set forth in Section 5.1(a): (i) prepare and file with the SEC such amendment or supplement as promptly thereafter as practicable; and (ii) if appropriate, cause such amendment or supplement to be mailed to the shareholders of the Company as promptly as practicable.

         5.2 COMPANY SHAREHOLDERS' MEETING.

                  (A) The Company shall take all action necessary under all applicable Legal Requirements to call (promptly after the execution and delivery of this Agreement), give notice of and hold a meeting of the holders of shares of Company Common Stock to vote on the approval of this Agreement, the Merger and the other Contemplated Transactions (the "Company Shareholders' Meeting"). The Company Shareholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this Agreement, and in any event no later than the date 40 days after the date on which the staff of the SEC communicates its final clearance of the mailing of the Proxy Statement. The Company shall ensure that all proxies solicited in connection with the Company Shareholders' Meeting are solicited in compliance with all applicable Legal Requirements. In the event that Parent shall cast any votes in respect of the Merger, Parent shall disclose to the Company its interest in such shares so voted.

                  (B) Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company's shareholders vote to approve this Agreement and the Merger at the Company Shareholders' Meeting (the recommendation of the Company's board of directors that the Company's shareholders vote to approve this Agreement and the Merger being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw the Company Board Recommendation or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted. The Proxy Statement shall include the opinion of Citigroup referred to in Section 2.23.

                  (C) Notwithstanding anything to the contrary contained in
Section 5.2(b), at any time prior to the approval of this Agreement by the Required Company Shareholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) on the date that the Company provides notice to the Company's board of directors of any meeting of the Company's board of directors at which such board of directors considers the possibility of withdrawing the Company Board Recommendation or modifying the Company Board Recommendation in a manner adverse to Parent (and, in any event, at least 24 hours prior to the date of such meeting), the Company shall have provided to Parent written notice of such meeting together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility; and (ii) the Company's board of directors determines in good faith, after taking into account the written advice of the Company's outside legal counsel, that the withdrawal or modification of the Company Board Recommendation is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's shareholders under applicable law. The Company shall notify Parent promptly (and in any event within two hours) of: (A) any withdrawal of or modification to the Company Board Recommendation; and (B) the circumstances surrounding such withdrawal or modification.

                  (D) The Company's obligation to call, give notice of and hold the Company Shareholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, making, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation; provided, however, that the Company shall not be required to hold the Company Shareholders' Meeting during any period where the Company Board Recommendation is withdrawn or modified in a manner adverse to Parent.

         5.3 STOCK OPTIONS, STOCK AWARDS AND COMPANY ESPP.

                  (A) At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall either: (i) assume such Company Option converted as provided above; or (ii) replace such Company Option by issuing a reasonably equivalent replacement stock option to purchase Parent Common Stock in substitution therefor, in either case, subject to the remainder of this Section 5.3(a), in accordance with the same terms (as in effect as of the date of this Agreement) of the applicable

Company Option Plan and the same terms of the stock option agreement by which such Company Option is evidenced, except as such terms may be modified pursuant to a mutual agreement between Parent and the holder of such Company Option (all Company Options that are assumed or replaced pursuant to this Section 5.3(a) are hereafter referred to as "Assumed Options"). All rights to purchase shares of Company Common Stock under Assumed Options shall thereupon be converted into rights to purchase Parent Common Stock. Accordingly, from and after the Effective Time: (A) each Assumed Option may be exercised solely for shares of Parent Common Stock; (B) the number of shares of Parent Common Stock subject to each Assumed Option shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Assumed Option immediately prior to the Effective Time by the Conversion Ratio (as defined below in this Section), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (C) the per share exercise price for the Parent Common Stock issuable upon exercise of each Assumed Option shall be determined by dividing the per share exercise price of shares of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) any restriction on the exercise of any Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Assumed Option shall otherwise remain unchanged as a result of the assumption or replacement of such Assumed Option; provided, however, that: (1) each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (2) Parent's board of directors or a committee thereof shall succeed to the authority and responsibility of the Company's board of directors or any committee thereof with respect to each Assumed Option. For the purpose of this Section 5.3(a), the "Conversion Ratio" shall mean the fraction (rounded to the nearest 1/10,000) having a numerator equal to the Merger Consideration and having a denominator equal to the average closing price of Parent Common Stock as reported on the NASDAQ National Market for the period of ten consecutive trading days ending on (and including) the second trading day prior to the Closing Date (adjusted to the extent appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock).

                  (B) Parent shall file with the SEC, no later than the Filing Date (as defined below in this section), a registration statement on Form S-8 (or any successor form), if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to such Assumed Options eligible for registration on Form S-8. For purposes of this Section 5.3(b), "Filing Date" shall mean the later of: (i) 10 business days after the date on which the Effective Time occurs; or (ii) 10 business days after the date on which the Company provides to Parent all information reasonably requested by Parent in connection with the filing of the Form S-8 and the integration of the employees of the Company into Parent's stock option exercise program, including information with respect to the number of outstanding options and the exercise prices thereof immediately prior to the Effective Time. The Company shall use commercially reasonable efforts to provide to Parent or its Representatives the information set forth in clause "(ii)" of the preceding sentence and to otherwise cooperate with Parent and its

Representative in connection with the filing of the Form S-8 and the integration of the employees of the Company into Parent's stock option exercise program promptly following a request by Parent.

                  (C) At the Effective Time, Parent may (but shall not be obligated to) assume any or all of the Company Option Plans or merge any of such Company Option Plans into any stock option plan of Parent. If Parent elects to so assume or merge any Company Option Plan, then, under such Company Option Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Company Option Plan as of the Effective Time (including any shares subsequently returned to such share reserves as a result of the termination of Assumed Options), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in such Company Option Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent's board of directors or a committee thereof shall succeed to the authority and responsibility of the Company's board of directors or any committee thereof with respect to the administration of such Company Option Plan.

                  (D) At the Effective Time, each Company Stock Award that is outstanding and unvested immediately prior to the Effective Time shall be converted into and become a stock award of Parent Common Stock, and Parent shall either: (i) assume such Company Stock Award converted as provided above; or (ii) replace such Company Stock Award by issuing a reasonably equivalent replacement stock award of Parent Common Stock in substitution therefor, in either case, subject to the remainder of this Section 5.3(d), in accordance with the same terms (as in effect as of the date of this Agreement) of the applicable Company Option Plan and the same terms of the stock award agreement by which such Company Stock Award is evidenced, except as such terms may be modified pursuant to a mutual agreement between Parent and the holder of such Company Stock Award (all Company Stock Awards that are assumed or replaced pursuant to this Section 5.3(d) are hereafter referred to as "Assumed Stock Awards"). All rights to receive shares of Company Common Stock under Assumed Stock Awards shall thereupon be converted into rights to receive Parent Common Stock. Accordingly, from and after the Effective Time: (A) each Assumed Stock Award will be a stock award solely for the right to receive shares of Parent Common Stock; (B) the number of shares of Parent Common Stock subject to each Assumed Stock Award shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Assumed Stock Award immediately prior to the Effective Time by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (C) any restriction on the exercise of any Assumed Stock Award shall continue in full force and effect and the vesting schedule and other terms and provisions of such Assumed Stock Award shall otherwise remain unchanged as a result of the assumption or replacement of such Assumed Stock Award; provided, however, that: (1) each Assumed Stock Award shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (2) Parent's board of directors or a

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committee thereof shall succeed to the authority and responsibility of the
Company's board of directors or any committee thereof with respect to each Assumed Stock Award.

                  (E) Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Option Plans and otherwise), including the issuance to the holders of Company Stock Awards of an assumption confirmation notice, to effectuate the provisions of this Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Options or Company Stock Awards have no rights with respect thereto other than those specifically provided in this Section 5.3.

                  (F) Prior to the Effective Time, the Company shall take all action that may be necessary to cause all participants' rights under all current offering periods under the Company's ESPP to terminate on or prior to the day immediately preceding the Closing Date, and on such date all accumulated payroll deductions allocated to each participant's account under the ESPP shall thereupon be returned to each participant as provided by the terms of the ESPP and no shares of Company Common Stock shall be purchased under the ESPP for such final offering period. As of the close of business on the day immediately prior to the Closing Date, the Company shall have terminated the ESPP after having provided the notice of such termination as required by the terms of the ESPP. The form and substance of the notice regarding the ESPP termination shall be subject to the review and approval of Parent.

         5.4 EMPLOYEE MATTERS.

                  (A) Effective as of no later than the day immediately preceding the Closing Date, each of the Acquired Corporations and Company Affiliates shall terminate any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each an "Acquired Corporation 401(k) Plan") (unless Parent provides written notice to the Company that any such Acquired Corporation 401(k) Plan(s) shall not be terminated). Unless Parent provides such written notice to the Company, no later than five business days prior to the Closing Date, the Company shall provide Parent with evidence that such Acquired Corporation 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the board of directors of the Company, any Acquired Corporation or Company Affiliate, as the case may be. The form and substance of such resolutions shall be subject to the prior review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Acquired Corporation 401(k) Plan(s) as Parent may reasonably request.

                  (B) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to any of the Contemplated Transactions, the Company shall cooperate with Parent to ensure that such requirements are complied with prior to the Effective Time. Prior to the Effective Time, neither the Company nor any of the other Acquired Corporations shall communicate with any employees of any of the Acquired Corporations regarding post-Closing employment matters, including post-Closing employee benefits and compensation, without the prior approval of Parent unless such communication is made in accordance with the terms of a written plan mutually agreed upon by Parent and the Company prior to such communication (it being understood that it shall not be deemed to be a breach of this Section 5.4(b) for an Acquired Corporation to communicate with

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an employee of such Acquired Corporation who contacts such Acquired Corporation to discuss an offer proposed by, or other statement made by, Parent as long as such communication is limited to a discussion of such offer or statement).

         5.5 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (A) All rights to indemnification by the Company existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, as provided in the Company's articles of incorporation and bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) identified in Part 2.9(a)(vi) of the Company Disclosure Schedule, shall survive the Merger and be observed by the Surviving Corporation to the fullest extent available under Colorado law for a period of six years from the date on which the Merger becomes effective, and Parent shall cause the Surviving Corporation to so observe such rights (including, to the extent necessary, by providing funds to ensure such observance).

                  (B) From the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form delivered by the Company to Parent prior to the date of this Agreement (the "Existing D&O Policy"), to the extent that directors' and officers' liability insurance coverage is commercially available; provided, however, that the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage or a "tail" policy with comparable coverage.

         5.6 REGULATORY APPROVALS; ADDITIONAL AGREEMENTS.

                  (A) Each party shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file notifications under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters.

                  (B) Subject to the confidentiality provisions of the Nondisclosure Agreement, Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 5.6(a). Except where prohibited by

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

applicable Legal Requirements or any Governmental Body, and subject to the confidentiality provisions of the Nondisclosure Agreement, each of Parent and the Company shall: (i) consult with the other prior to taking a position with respect to any such filing; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party hereto in connection with any Legal Proceeding related solely to this Agreement or the Contemplated Transactions (including any such Legal Proceeding relating to any Antitrust Law); (iii) coordinate with the other in preparing and exchanging such information; and (iv) promptly provide the other (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such party with or to any Governmental Body related solely to this Agreement or the Contemplated Transactions.

                  (C) Each of Parent and the Company shall notify the other promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing made pursuant to this Agreement;
(ii) Knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other Contemplated Transactions (and shall keep the other party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirements applicable to the Merger or any of the other Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), Parent or the Company, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement.

                  (D) Subject to Section 5.6(e), Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to
Section 5.6(e), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger.

                  (E) Notwithstanding anything to the contrary contained in
Section 5.6 or elsewhere in this Agreement, neither Parent nor Merger Sub shall have any obligation under this Agreement: (i) to divest or agree to divest (or cause any of its Subsidiaries or any of the Acquired Corporations to divest or agree to divest) any of its respective businesses, product lines or assets, or to take or agree to take (or cause any of its Subsidiaries or any of the Acquired Corporations to take or agree to take) any other action or agree (or cause any of its Subsidiaries or any of the Acquired Corporations to agree) to any limitation or restriction on any of its respective businesses, product lines or assets; or (ii) to contest any Legal Proceeding relating to the Merger or any of the other transactions contemplated by this Agreement.

         5.7 DISCLOSURE. During the Pre-Closing Period, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of the Acquired Corporations or any Representative of any of the Acquired Corporations to, make any disclosure to the public regarding the Merger or any of the other Contemplated Transactions unless: (a) Parent shall have approved such disclosure (such approval not to be unreasonably withheld); or (b) the Company shall have been advised by its outside legal counsel that such disclosure is required by applicable law and shall have provided Parent with reasonable advance notice of the Company's intention to make such disclosure and the content of such disclosure; provided, however, that the Company is permitted to make disclosure to the public regarding the Merger or any of the other Contemplated Transactions in accordance with the terms of the press release and the analyst scripts previously approved by Parent.

         5.8 RESIGNATION OF DIRECTORS. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Closing the resignation of each director of each of the Acquired Corporations, which resignation shall be effective upon the Effective Time.


         5.9 INTERNAL CONTROLS. If, during the Pre-Closing Period, the Company or the Company's auditors identify any significant deficiencies or material weaknesses (or a series of control deficiencies that collectively are deemed to constitute a significant deficiency or a material weakness) in the effectiveness of the Company's internal control over financial reporting, then the Company shall notify Parent as promptly thereafter as practicable and shall use its reasonable best efforts during the Pre-Closing Period to rectify such significant deficiency or material weakness, as the case may be.


         5.10 PARENT APPROVAL. Promptly after the execution of this Agreement by the parties hereto, Parent, as the sole shareholder of Merger Sub, shall approve this Agreement and the Merger and provide written confirmation thereof to the Company.


     SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to cause the Merger to be effected and otherwise cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS.

                  (A) Each of the Specified Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any Specified

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


Representation made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of the Specified Representations as of the foregoing dates, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded.

                  (B) The Other Company Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any Other Company Representation made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that:
(i) for purposes of determining the accuracy of the Other Company Representations as of the foregoing dates (and for purposes of determining the accuracy of the Other Company Representations for purposes of clause "(ii)" of this proviso): (A) all "Company Material Adverse Effect" and other "materiality" qualifications limiting the scope of the Other Company Representations or limiting the scope of any defined terms used in the Other Company Representations shall be disregarded; and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded; and (ii) any inaccuracies in the Other Company Representations will be disregarded if all circumstances constituting such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a Company Material Adverse Effect.

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 ANTITRUST APPROVALS.

                  (A) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (B) Any waiting period applicable to the consummation of the Merger under any applicable non-U.S. Legal Requirement relating to antitrust or competition matters shall have expired or been terminated.

                  (C) Any Governmental Authorization or other Consent required to be obtained with respect to the Merger under any applicable Antitrust Law shall have been obtained and shall remain in full force and effect, and no such Governmental Authorization or other Consent so obtained shall require, contain or contemplate any term, limitation, condition or restriction that Parent determines in good faith to be materially burdensome.

         6.4 SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by the Required Company Shareholder Vote.

         6.5 CERTIFICATE. Parent shall have received a certificate executed by the Chief Executive Officer of the Company confirming that the conditions set forth in Sections 6.1(a), 6.1(b), 6.2, 6.6, 6.8, 6.9 and 6.10 have been duly satisfied.


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


         6.6 NO COMPANY MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect.

         6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes the consummation of the Merger illegal.

         6.8 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of its Subsidiaries or any of the Acquired Corporations any damages or other relief that could reasonably be expected to be material to Parent or constitute (or be reasonably expected to result in) a Company Material Adverse Effect; (c) seeking to prohibit or limit in any material respect the ability of Parent to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets or business as a result of the Merger or any of the other Contemplated Transactions; or (f) seeking to impose (or that, if adversely determined, could reasonably be expected to result in the imposition of) any criminal sanctions or liability on any of the Acquired Corporations.

         6.9 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable expectation of an outcome that is adverse to Parent, Merger Sub, any affiliate of Parent or any of the Acquired
Corporations: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent, any affiliate of Parent or any of the Acquired Corporations any damages or other relief that could reasonably be expected to be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect ability of Parent to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (d) that could materially and adversely affect the right or ability of Parent, any affiliate of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations in a manner reasonably expected to result in a Company Material Adverse Effect; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets or business as a result of the Merger or any of the other Contemplated Transactions.


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

         6.10 SARBANES-OXLEY CERTIFICATIONS. Neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide, with respect to any Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification as and in the form required under Rule 13a-14 or Rule 15d-14 under the Exchange Act or 18 U.S.C. Section 1350.


     SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

     The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS.

                  (A) Each of the representations and warranties of Parent and Merger Sub contained in Sections 3.2, 3.3, 3.4 and 3.5 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date.

                  (B) Each of the representations and warranties of Parent and Merger Sub contained in Sections 3.1 and 3.6 shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (i) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates (and for purposes of determining the accuracy of such representations and warranties for purposes of clause "(ii)" of this proviso), all "materiality" qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if all circumstances constituting such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by the Required Company Shareholder Vote.

         7.4 CERTIFICATE. The Company shall have received a certificate executed by an executive officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

         7.5 ANTITRUST APPROVAL. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

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


         7.6 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order against the Company preventing the consummation of the Merger by the Company under U.S. law shall have been issued by any U.S. court of competent jurisdiction or other U.S. Governmental Body and remain in effect, and there shall not be any U.S. Legal Requirement enacted or deemed applicable to the Merger that makes the consummation of the Merger by the Company illegal under U.S. law.


         7.7 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party and in which there is a reasonable expectation of any criminal sanctions or criminal liability being imposed on any of the directors or executive officers of the Company.

     SECTION 8. TERMINATION

         8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Shareholder Vote):

                  (A) by mutual written consent of Parent and the Company;

                  (B) by either Parent or the Company if the Merger shall not have been consummated by September 30, 2006; provided, however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this
Section 8.1(b) if the failure to consummate the Merger by September 30, 2006 is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time; and (ii) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) unless the Company shall have made any payment required to be made to Parent pursuant to Section 8.3(a);

                  (C) by Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order or shall have taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

                  (D) by either Parent or the Company if: (i) the Company Shareholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's shareholders shall have taken a final vote on a proposal to approve this Agreement and the Merger; and
(ii) this Agreement and the Merger shall not have been approved at the Company Shareholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Vote; provided, however, that: (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement approved by the Required Company Shareholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time; and
(B) the Company shall not be permitted to terminate this Agreement pursuant to this Section

8.1(d) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(c);

                  (E) by Parent (at any time prior to the approval of this Agreement by the Required Company Shareholder Vote) if a Triggering Event shall have occurred;

                  (F) by Parent if: (i) any of the Specified Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1(a) would not be satisfied (it being understood that, for purposes of determining the accuracy of the Specified Representations as of the date of this Agreement or as of any subsequent date, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); (ii) any of the Other Company Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of the Other Company Representations as of the date of this Agreement or as of any subsequent date, and for purposes of determining the accuracy of the Other Company Representations for purposes of clause "(ii)" of the proviso to Section 6.1(b): (A) all "Company Material Adverse Effect" and other "materiality" qualifications limiting the scope of the Other Company Representations or limiting the scope of the defined terms used in the Other Company Representations shall be disregarded; and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); or (iii) any of the Company's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.1(a) would not be satisfied; provided, however, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company and the Company is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the Company written notice of such inaccuracy or breach;

                  (G) by the Company if: (i) any of the representations and warranties of Parent and Merger Sub in Sections 3.2, 3.3, 3.4 and 3.5 shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1(a) would not be satisfied; (ii) any of the other representations and warranties of Parent and Merger Sub shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub

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


in Sections 3.2, 3.3 and 3.4 as of the date of this Agreement or as of any subsequent date, and for purposes of determining the accuracy of such other representations and warranties of Parent and Merger Sub for purposes of clause "(ii)" of the proviso to Section 7.1(b): (A) all "materiality" qualifications limiting the scope of such other representations and warranties shall be disregarded; or (iii) any of Parent's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section
7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent and Parent is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent written notice of such inaccuracy or breach; or

                  (H) by the Company (at any time prior to the approval of this Agreement by the Required Company Shareholder Vote), in order to accept a Superior Offer and enter into a Specified Definitive Acquisition Agreement (as defined below) relating to such Superior Offer, if: (i) there shall not have been any breach in any material respect of any obligations contained in Section 4.3; (ii) the board of directors of the Company shall have authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (the "Specified Definitive Acquisition Agreement"); (iii) the Company shall have delivered to Parent a written notice (that includes a copy of the Specified Definitive Acquisition Agreement as an attachment) containing the Company's representation and warranty that: (A) the Specified Definitive Acquisition Agreement has been duly executed and delivered to the Company by the other party thereto and the offer thereby made by such other party cannot be withdrawn by such other party at any time during the period of two days commencing on the date of Parent's receipt of such notice; (B) the board of directors of the Company has authorized the execution and delivery of the Specified Definitive Acquisition Agreement on behalf of the Company and the termination of this Agreement pursuant to this Section 8.1(h); and (C) the Company intends to enter into the Specified Definitive Acquisition Agreement contemporaneously with the termination of this Agreement pursuant to this
Section 8.1(h); (iv) a period of at least three business days shall have elapsed since the receipt by Parent of such notice, and the Company shall have made its Representatives available during such period for the purpose of engaging in negotiations with Parent regarding a possible amendment to this Agreement or a possible alternative transaction; (v) the Company shall have promptly advised Parent of any modification proposed to be made to the Specified Definitive Acquisition Agreement by the other party thereto; (vi) any written proposal by Parent to amend this Agreement or enter into an alternative transaction shall have been considered by the board of directors of the Company in good faith, and such board of directors shall have determined in good faith, after having obtained and taken into account a written opinion of an independent financial advisor of nationally recognized reputation, that the terms of the proposed amendment to this Agreement (or other alternative transaction) are not as favorable to the Company's shareholders, from a financial point of view, as the terms of the transaction contemplated by the Specified Definitive Acquisition Agreement as modified to the extent that the Company has advised Parent pursuant to clause
(v) of this Section 8.1(h); and (vii) the Company shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(e).

         8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (a) this Section 8.2, Section 8.3 and
Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; (b) the Nondisclosure Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their terms; and (c) the termination of this Agreement shall not relieve any party from any liability for: (i) any knowing inaccuracy in or breach of any representation or warranty contained in this Agreement or any other inaccuracy in or breach of any representation or warranty contained in this Agreement to the extent that such inaccuracy or breach: (A) in the case of the Company had (or would be reasonably expected to have) a Company Material Adverse Effect; and (B) in the case of Parent or Merger Sub, had (or would reasonably be expected to have) a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger; or (ii) any breach of any covenant or obligation contained in this Agreement.

         8.3 EXPENSES; TERMINATION FEES.

                  (A) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that:

                           (i) Parent shall pay all fees and expenses, other than the Company's attorneys' fees, incurred in connection with the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable non U.S. Antitrust Law; and

                           (ii) if: (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b); (B) at or prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; (C) prior to the time of the termination of this Agreement the Company Shareholders' Meeting shall not have been held; and (D) at or prior to the time of the termination of this Agreement the condition set forth in Section 6.3 shall have been satisfied, then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(d)), the Company shall make a nonrefundable cash payment to Parent, at the time specified in the next sentence, in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and the other agreements referred to in this Agreement and otherwise in connection with the Merger and the other transactions contemplated by this Agreement; provided, however, that the amount payable pursuant to this Section 8.3(a) shall in no event exceed $3,000,000.

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



In the case of termination of this Agreement by the Company pursuant to Section 8.1(b), any nonrefundable payment required to be made pursuant to clause "(ii)" of the proviso to the preceding sentence shall be made by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b), any nonrefundable payment required to be made pursuant to clause "(ii)" of the proviso to the preceding sentence shall be made by the Company within two business days after such termination.

                  (B) If this Agreement is terminated by Parent pursuant to
Section 8.1(e), then the Company shall pay to Parent in cash a nonrefundable fee in the amount of $18,100,000 within two business days after such termination, less any expense reimbursement paid by the Company pursuant to Section 8.3(a)(ii).

                  (C) If: (i) any Specified Action shall have occurred; and (ii) following such Specified Action, this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $18,100,000. In the case of termination of this Agreement by the Company pursuant to Section 8.1(d), the fee referred to in the preceding sentence shall be paid by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination.

                  (D) If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d); (ii) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; and (iii) on or prior to the first anniversary of such termination of this Agreement, either: (A) an Acquisition Transaction is consummated; or (B) a definitive agreement with respect to an Acquisition Transaction is entered into by an Acquired Corporation, then the Company shall pay to Parent, in cash on the earlier of the consummation of such Acquisition Transaction or the execution of such definitive agreement (and in addition to any amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount of $18,100,000, less any expense reimbursement that was paid by the Company pursuant to Section 8.3(a)(ii).

                  (E) If this Agreement is terminated by the Company pursuant to
Section 8.1(h), then, prior to the time of such termination, the Company shall pay to Parent a nonrefundable fee in the amount of $18,100,000 in cash.

                  (F) If the Company fails promptly to pay when due any amount payable by the Company under this Section 8.3, then: (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3; and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the lower of: (i) 175 basis points over the "prime rate" (as announced by Citibank, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; or (ii) the maximum rate permitted by applicable Legal Requirements.

     SECTION 9. MISCELLANEOUS PROVISIONS

         9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time (whether before or after the approval of this Agreement by the shareholders of the Company); provided, however, that after approval of this Agreement by the Company's shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.2 WAIVER. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

         9.4 ENTIRE AGREEMENT; COUNTERPARTS; EXCHANGES BY FACSIMILE OR ELECTRONIC DELIVERY. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Nondisclosure Agreement shall not be superseded and shall remain in full force and effect and shall apply to: (a) all Confidential Information (as defined in the Nondisclosure Agreement) relating to the Acquired Corporations provided by or on behalf of the Company to Parent and its Representatives after the date hereof; and (b) all Confidential Information (as defined in the Nondisclosure Agreement) relating to Parent and its affiliates provided by or on behalf of Parent to the Company and its Representatives after the date hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

         9.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the

Contemplated Transactions: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; and (b) each of the parties irrevocably waives the right to trial by jury.

         9.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2. For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Section 2.

         9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         9.8 ASSIGNABILITY; NO THIRD PARTY RIGHTS . This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party's rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by a party without the other party's prior written consent shall be void and of no effect. Except as specifically provided in Section 5.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.9 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), two business days after delivery to such courier; (c) if sent by facsimile transmission before 5:00 p.m. in California, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. in California and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

         if to Parent or Merger Sub:

         Applied Materials, Inc.
         2881 Scott Boulevard, M/S 2064
         Santa Clara, CA 95050
         Attention: Joseph Sweeney, Senior Vice President, General
            Counsel and Corporate Secretary
         Facsimile: (408) 563-4635
         and to:

         Applied Materials, Inc.
         3050 Bowers Avenue, M/S 0105
         Santa Clara, CA 95054
         Attention: Greg Psihas, Managing Director, Corporate
            Business Development
         Facsimile: (408) 986-7260

         if to the Company:

         Applied Films Corporation
         9586 E. I-25 Frontage Road, Suite 200
         Longmont, Colorado 80504
         Attention: Lawrence D. Firestone, Senior Vice President, Chief
            Financial Officer, Treasurer and Secretary
         Facsimile: (303) 678-9275

         with a copy (which shall not constitute notice) to:

         Varnum Riddering Schmidt & Howlett LLP
         Bridgewater Place
         333 Bridge Street, N.W.
         P.O. Box 352
         Grand Rapids, MI  49501
         Attention: Daniel C. Molhoek, Esq.
         Facsimile: (616) 336-7000

         9.10 COOPERATION. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

         9.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

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



         9.12 CONSTRUCTION.

                  (A) For purposes of Section 2, the Company shall be deemed to have "delivered" a document to Parent if the Company: (i) lists such document in the index posted on the online data room; and (ii) includes the document in the online data room by 11:59 p.m. on May 1, 2006 (California Time).

                  (B) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (C) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (D) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (E) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

                  (F) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  (G) Where monetary thresholds set forth in Section 2 and 4 are denominated in U.S. dollars and not in any non-U.S. dollar currency, applicable expenditures, revenues, payments or other matters to be used in determining whether such threshold has been attained or exceeded shall include the amounts of all such expenditures, payments, revenues or costs made, earned, paid or otherwise denominated in non-U.S. dollar currencies, as such amounts are converted into U.S. dollars at the applicable exchange rate reported in the Wall Street Journal on: (i) with respect to thresholds set forth in Section 2, the date of this Agreement; and (ii) with respect to thresholds set forth in Section 4, the date that the applicable expenditure or payment is made.

                  (H) All references to "business days" shall mean days on which banks are open for business in California and in Colorado.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                             APPLIED MATERIALS, INC.



                             By:    /s/ Michael R. Splinter
                                ------------------------------------------------
                                    Name: Michael R. Splinter
                                    Title: President and Chief Executive Officer


                             BLUE ACQUISITION, INC.



                             By:    /s/ George S. Davis
                                ------------------------------------------------
                                    Name:  George S. Davis
                                    Title: President

                             APPLIED FILMS CORPORATION



                             By:    /s/ Thomas T. Edman
                                ------------------------------------------------
                                    Name: Thomas T. Edman
                                    Title: President and Chief Executive Officer




                        MERGER AGREEMENT SIGNATURE PAGE

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquired Corporations. "Acquired Corporations" shall mean: (a) the Company;
(b) each of the Company Subsidiaries; and (c) any other Entity that has been merged with or into, or that is a predecessor to, any of the Entities identified in clauses "(a)" or "(b)" above.

     Acquisition Inquiry. "Acquisition Inquiry" shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that could reasonably be expected to lead to an Acquisition Proposal.

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of transactions involving:


                  (A) any merger, exchange, consolidation, business combination, plan of arrangement, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (iii) in which any of the Acquired Corporations issues securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

                  (B) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 10% (the reference to "10%" in this clause "(b)" shall be replaced by "20%" solely for the purpose of Section 8.3(d) of the Agreement) or more of the consolidated net revenues of the Acquired Corporations during the twelve months period preceding such transaction or series of transactions or consolidated assets of the Acquired Corporations as of the date of such transaction or series of transactions; or

                  (C) any liquidation or dissolution of any of the Acquired Corporations.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

     Antitrust Laws. "Antitrust Laws" shall mean all Legal Requirements that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     CBCA. "CBCA" shall mean the Colorado Business Corporation Act, as it may be amended from time to time.

     CCAA. "CCAA" shall mean the Colorado Corporations and Associations Act, as it may be amended from time to time.

     COBRA. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.


     Code. "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     Company Affiliate. "Company Affiliate" shall mean any Person under common control with any of the Acquired Corporations within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder or any similar provisions under non-U.S. Legal Requirements, including Sec. 15 et seq. of the German Corporations Act (Aktiengesetz).

     Company Associate. "Company Associate" shall mean any current or former officer or other employee, or current or former independent contractor, consultant or director, of or to any of the Acquired Corporations or any Company Affiliate.

     Company Common Stock. "Company Common Stock" shall mean the Common Stock, without par value, of the Company.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any Company IP or any other asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

     Company Employee Agreement. "Company Employee Agreement" shall mean any management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other similar Contract between any of the Acquired Corporations or any Company Affiliate and any current or former director, officer or employee of any of the Acquired Corporations or any Company Affiliate, other than any such Contract that is terminable "at will" (or, with respect to non-U.S. Persons, otherwise similarly terminable) without any obligation on the part of any Acquired Corporation or any Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit other than severance payments required to be made by any Acquired Corporation under applicable non-U.S. law.

     Company Employee Plan. "Company Employee Plan" shall mean any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate; or (b) with respect to which any of the Acquired Corporations or any Company Affiliate has or may incur or become subject to any liability or obligation; provided, however, that a Company Employee Agreement shall not be considered a Company Employee Plan.

     Company IP. "Company IP" shall mean: (a) all Intellectual Property Rights in or to the Company Products and all Intellectual Property Rights in or to Company Product Software; and (b) all other Intellectual Property Rights and Intellectual Property with respect to which any of the Acquired Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

     Company Material Adverse Effect. "Company Material Adverse Effect" shall mean any effect, change, claim, event or circumstance (each, an "EFFECT") that, considered together with all other Effects, is materially adverse to, or has a material adverse effect on: (a) the business, condition, operations or financial performance of the Acquired Corporations taken as a whole, other than: (i) any Effect resulting from conditions generally affecting the industries in which the Company participates, to the extent that such conditions do not have a disproportionate impact on the Acquired Corporations; (ii) any Effect resulting from conditions generally affecting the global or any country's economy as a whole (whether such conditions affecting the global economy as a whole result from a natural disaster, an act of terrorism, sabotage, military action or war or otherwise), to the extent that such conditions do not have a disproportionate impact on the Acquired Corporations; (iii) any Effect resulting from the payment by the Acquired Corporations of the legal, investment banking and other professional advisory fees and out-of-pocket expenses incurred by the Acquired Corporations in connection with the preparation and negotiation of this Agreement and the other agreements referred to in this Agreement and otherwise in connection with the Merger in an amount not to exceed the amount set forth in
Item 1 of Part A of the Company Disclosure Schedule; (iv) any Effect resulting from any changes by an Acquired Corporation in its methods of accounting or accounting practices to the extent such changes are required by concurrent changes in GAAP; or (v) any Effect resulting from the circumstances described in
Item 2 or Item 3 of Part A of the Company Disclosure Schedule; (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement; or (c) the ability of Parent to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

     Company Option Plans. "Company Option Plans" shall mean: (a) the Company's 1993 Stock Option Plan; (b) the Company's 1997 Stock Option Plan; (c) the Company's Outside Director Stock Option Plan; (d) the Company's Non-Employee, Non-Director Officer and Consultant Non-Qualified Stock Option Plan; and (e) the Company's Long Term Incentive Plan.

     Company Options. "Company Options" shall mean options to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company or otherwise).

     Company Pension Plan. "Company Pension Plan" shall mean each: (a) Company Employee Plan that is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

     Company Product. "Company Product" shall mean any product or service: (a) developed, manufactured, marketed, distributed, provided, leased, licensed, sold or made available, directly or indirectly, by or on behalf of any Acquired Corporation; or (b) currently under development by or for any Acquired Corporation (whether or not in collaboration with another Person).

     Company Product Software. "Company Product Software" shall mean any software (regardless of whether such software is owned by an Acquired Corporation or licensed to an Acquired Corporation by a third party) contained or included in (or material to the operation of) any Company Product or used directly in the development, manufacturing, maintenance, repair, support, testing or performance of any Company Product.

     Company Stock Award. "Company Stock Award" shall mean an award of shares, or awards representing the right to receive in the future shares of Company Common Stock from the Company in accordance with a vesting schedule or issuance schedule (whether awarded by the Company pursuant to the Company Option Plans, assumed by the Company or otherwise awarded by the Company).

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contemplated Transactions. "Contemplated Transactions" shall mean the Merger and the other transactions contemplated by the Agreement.

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


     Foreign Plan. "Foreign Plan" shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Corporation mandated by a Governmental Body outside the United States; (b) Company Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Company Employee Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside the United States.

     GAAP. "GAAP" shall mean generally accepted accounting principles in the United States.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. federal, state, local or municipal, non-U.S. or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ National Market).

     HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Intellectual Property. "Intellectual Property" shall mean algorithms, apparatus, databases, data collections, designs, diagrams, drawings, formulae, inventions (whether or not patentable and including any inventions under Germany's Act of Employee's Inventions or any similar Legal Requirement), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

     Intellectual Property Rights. "Intellectual Property Rights" shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark, trade name, service name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights, including design rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, continuations, divisions and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

     IRS. "IRS" shall mean the United States Internal Revenue Service.


     Knowledge. "Knowledge," when used in relation to the Company, means the actual knowledge of any officer of the Company or of the Company's outside legal counsel at Varnum Riddering Schmidt & Howlett LLP, in each case after reasonable inquiry. For the avoidance of doubt, without limiting any provision of the Agreement, for purposes of the Agreement, including Section 6.1 thereof, the Company shall be deemed to have Knowledge of a particular circumstance, condition or other fact if any Representative of Parent (whether before or after the execution of the Agreement) notifies any officer of the Company of such circumstance, condition or fact.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any U.S. federal, state, local, municipal or other (and any non-U.S.) law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD or the NASDAQ Stock Market).

     Nondisclosure Agreement. "Nondisclosure Agreement" shall mean that certain Mutual Nondisclosure Agreement entered into in November 2005 between the Company and Parent, as amended.

     Order. "Order" shall mean any order, writ, injunction, judgment or decree.

     Other Company Representations. "Other Company Representations" shall mean the representations and warranties of the Company contained in the Agreement, other than the Specified Representations.

     Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, par value $0.01 per share, of Parent.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proxy Statement. "Proxy Statement" shall mean the proxy statement to be sent to the Company's shareholders in connection with the Company Shareholders' Meeting.

     Registered IP. "Registered IP" shall mean all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

     Representatives. "Representatives" shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

     Sarbanes-Oxley Act. "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Specified Action. "Specified Action" shall mean any action taken by the Company, the board of directors of the Company or any member of the board of directors of the Company, which action becomes known to any Person other than the officers and directors of the Company and the Company's professional advisors, from which a reasonable person would conclude that one or more directors of the Company do not support the Merger or do not believe that the Merger is fair to and in the best interests of the Company's shareholders.

     Specified Representations. "Specified Representations" shall mean the representations and warranties of the Company contained in Section 2.3 (except for the first two sentences of Section 2.3(c)), Sections 2.12(b), 2.20, 2.21 and
2.23 of the Agreement.

     Subsidiary. An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

     Superior Offer. "Superior Offer" shall mean an unsolicited bona fide written offer by a third party (or any subsequent written offer by such third party that results from the negotiations with such third party in accordance with the Agreement of such third party's initial unsolicited bona fide written offer) to acquire, by merger or otherwise, in exchange for consideration consisting exclusively of cash or publicly traded equity securities of a corporation that has an aggregate market capitalization of more than $5 billion and a minimum daily trading volume of at least 1% of the outstanding shares of such corporation (or a combination of cash and such publicly traded equity securities), all of the outstanding shares of Company Common Stock, that: (a) was not obtained or made as a direct or indirect result of a breach of any provision of the Agreement or any other Contract under which any Acquired Corporation has any rights or obligations; (b) is not subject to a financing contingency (or that is subject to a financing contingency if, at the time the board of directors of the Company determines that an offer is a Superior Offer, Parent is provided with evidence that reasonably demonstrates that such financing will be obtained); and (c) is determined by the board of directors of the Company, in its reasonable, good faith judgment, after obtaining and taking into account a written opinion of an independent financial advisor of nationally recognized reputation, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to the Company's shareholders than the Merger.

     Tax. "Tax" shall mean any U.S. federal, state, local or municipal, non-U.S. or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, profits tax, alternative minimum tax, environmental tax, capital stock tax, severance tax, occupation tax, windfall profits tax, social security tax, disability tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, interest or inflation linkage), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Triggering Event. A "Triggering Event" shall be deemed to have occurred if:
(a) the board of directors of the Company shall have failed to recommend that the Company's shareholders vote to approve the Agreement, or shall have withdrawn or shall have modified in a manner adverse to Parent the Company Board Recommendation; (b) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is fair to and in the best interests of the Company's shareholders; (c) following a written notice to the Company that a Specified Action has occurred or any disclosure, announcement, commencement, submission or making of an Acquisition Proposal, the board of directors of the Company fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is fair to and in the best interests of the Company's shareholders, in a press release if so requested by Parent, within 10 days after Parent requests in writing that such recommendation or determination be reaffirmed (or if the Company Shareholders' Meeting is to be held in fewer than 10 days following any Specified Action or any disclosure, announcement, commencement, submission or making of an Acquisition Proposal, then at least two business days before such Company Shareholders' Meeting is held); (d) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal;
(e) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal, other than confidentiality and similar agreements entered into in accordance with the proviso contained in
Section 4.3(a) of the Agreement; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within 10 business days after such Acquisition Proposal is announced; or (h) the Company or others for whose breaches the Company is responsible under Section 4.3 of the Agreement shall have breached in any material respect any of the provisions set forth in
Section 4.3 of the Agreement.

     Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated interim balance sheet of the Company and its consolidated Subsidiaries as of April 1, 2006, attached as a portion of Part 2.4(c) of the Company Disclosure Schedule.

     The following terms have the meaning set forth in the Sections identified below:

                         DEFINED TERM                                         SECTION
                         ------------                                         -------

   Acquired Corporation Returns                                                2.14(a)
   Acquired Corporation 401(k) Plan                                             5.4(a)
   Assumed Options                                                              5.3(a)
   Assumed Stock Awards                                                         5.3(d)
   Citigroup                                                                     2.23
   Closing                                                                       1.3
   Closing Date                                                                  1.3
   Company Board Recommendation                                                 5.2(b)
   Company Certifications                                                       2.4(a)
   Company ESPP                                                                 2.3(b)
   Company Real Property                                                        2.7(b)
   Company SEC Documents                                                        2.4(a)
   Company Shareholders' Meeting                                                5.2(a)
   Company Stock Certificate                                                     1.6
   Company Subsidiaries                                                         2.1(a)
   Conversation Ratio                                                           5.3(a)
   Dissenting Share                                                              1.8
   Dissenting Shareholder                                                        1.8
   Effective Time                                                                1.3
   Environmental Law                                                           2.16(f)
   Existing D&O Policy                                                          5.5(b)
   Filing Date                                                                  5.3(b)
   German Employee(s)                                                          2.15(q)
   Grants                                                                      2.13(b)
   Indemnified Persons                                                          5.5(a)
   Leased Real Property                                                         2.7(b)
   Leases                                                                       2.7(b)
   Materials of Environmental Concern                                          2.16(f)
   Merger Consideration                                                      1.5(a)(iii)
   Owned Real Property                                                          2.7(a)
   Paying Agent                                                                 1.7(a)
   Payment Fund                                                                 1.7(a)



   Pre-Closing Period                                                            4.1
   Release                                                                     2.15(f)
   Required Company Shareholder Vote                                             2.21
   Section 382 and Related Provisions                                          2.14(l)
   Significant Contract                                                         2.9(a)
   Specified Definitive Acquisition Agreement                                   8.1(h)
   Surviving Corporation                                                         1.1
